CWABS Asset-Backed Certificates Trust 2007-10
Issuing Entity

Final Term Sheet

$973,500,100 (Approximate)
CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED JUNE 28, 2007

Distributions payable monthly beginning July 25, 2007
_____________________

The following classes of certificates are being offered pursuant to this free writing prospectus:

Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A-1	$291,060,000	100.00000%	0.10417%	99.89583%	1-M-3	$6,200,000	100.00000%	0.83333%	99.16667%
1-A-2	$32,340,000	100.00000%	0.10417%	99.89583%	2-M-3	$9,300,000	100.00000%	0.83333%	99.16667%
2-A-1	$199,089,000	100.00000%	0.10417%	99.89583%	M-4	$13,500,000	100.00000%	1.25000%	98.75000%
2-A-2	$68,134,000	100.00000%	0.10417%	99.89583%	M-5	$12,000,000	100.00000%	1.25000%	98.75000%
2-A-3	$153,206,000	100.00000%	0.10417%	99.89583%	M-6	$8,500,000	(3)	(3)	(3)
2-A-4	$64,671,000	100.00000%	0.10417%	99.89583%	M-7	$10,500,000	100.00000%	1.66667%	98.33333%
1-M-1	$20,800,000	100.00000%	0.10417%	99.89583%	M-8	$7,000,000	(3)	(3)	(3)
2-M-1	$31,200,000	100.00000%	0.10417%	99.89583%	M-9	$9,000,000	93.94892%	1.87500%	92.07392%
1-M-2	$14,800,000	100.00000%	0.83333%	99.16667%	A-R	$100	(4)	(4)	(4
2-M-2	$22,200,000	100.00000%	0.83333%	99.16667%
__________________
(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)	Before deducting expenses payable by the Depositor estimated to be approximately $970,000 in the aggregate.
(3)	The Class M-6 and Class M-8 Certificates will be offered to the public at varying prices to be determined at the time of sale.
(4)	The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2007-10, a common law trust formed under the laws of the State of New York.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

Co-Trustee

The Bank of New York Trust Company, N.A.

The NIM Insurer

After the closing date, our affiliate expects to establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus collectively as the “NIM Insurer”. The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of June 1, 2007 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about June 29, 2007.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) August 24, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the certificates on the first and possibly the second and third distribution dates. If a pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Interest Shortfall Payments

With respect to the first distribution date (in the case of initial mortgage loans) and each distribution date occurring in the month following any subsequent transfer date (in the case of the related subsequent mortgage loans), Countrywide Home Loans, Inc. will deposit one month’s interest at the adjusted mortgage rate for each such mortgage loan that does not have a monthly payment date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of fixed rate and adjustable rate mortgage loans that are secured by first liens on one- to four-family residential properties. Substantially all of the mortgage loans were made to borrowers with blemished credit histories. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed rate and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed rate and adjustable rate mortgage loans, which may or may not have conforming balances.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of June 1, 2007, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $663,151,868.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$264,362,791

Weighted Average Mortgage Rate	8.609%

Range of Mortgage Rates	5.375% to 14.300%

Average Current Principal Balance	$187,358

Range of Current Principal Balances	$50,000 to $510,000
Weighted Average Original Loan-to-Value Ratio	76.92%

Weighted Average Original Term to Maturity	392 months

Weighted Average Credit Bureau Risk Score	588 points

Weighted Average Remaining Term to Stated Maturity	392 months

Weighted Average Gross Margin*	6.401%

Weighted Average Maximum Mortgage Rate*	15.678%

Weighted Average Minimum Mortgage Rate*	8.745%

Percentage Originated under Full Doc Program	67.57%

Geographic Concentrations in excess of 10%:

California	16.81%

Florida	10.11%

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* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$398,789,077

Weighted Average Mortgage Rate	8.656%

Range of Mortgage Rates	4.750% to 15.375%

Average Current Principal Balance	$202,740

Range of Current Principal Balances	$17,962 to $1,000,000

Weighted Average Original Loan-to-Value Ratio	76.87%

Weighted Average Original Term to Maturity	383 months

Weighted Average Credit Bureau Risk Score	603 points

Weighted Average Remaining Term to Stated Maturity	382 months

Weighted Average Gross Margin*	6.226%

Weighted Average Maximum Mortgage Rate*	15.523%

Weighted Average Minimum Mortgage Rate*	8.415%

Percentage Originated under Full Doc Program	62.30%

Geographic Concentrations in excess of 10%:

California	25.89%

Florida	12.15%
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* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
1-A-1	$291,060,000	Super Senior/Adjustable Rate	March 25, 2036	Aaa	AAA
1-A-2	$32,340,000	Senior Support/Adjustable Rate	March 25, 2036	Aaa	AAA
2-A-1	$199,089,000	Senior/Adjustable Rate	October 25, 2028	Aaa	AAA
2-A-2	$68,134,000	Senior/Adjustable Rate	June 25, 2030	Aaa	AAA
2-A-3	$153,206,000	Senior/Adjustable Rate	January 25, 2034	Aaa	AAA
2-A-4	$64,671,000	Senior/Adjustable Rate	October 25, 2035	Aaa	AAA
1-M-1	$20,800,000	Subordinate/Adjustable Rate	November 25, 2036	Aa1	AA+
2-M-1	$31,200,000	Subordinate/Adjustable Rate	November 25, 2036	Aa1	AA+
1-M-2	$14,800,000	Subordinate/Adjustable Rate	June 25, 2037	Aa2	AA
2-M-2	$22,200,000	Subordinate/Adjustable Rate	June 25, 2037	Aa2	AA
1-M-3	$6,200,000	Subordinate/Adjustable Rate	July 25, 2037	Aa3	AA-
2-M-3	$9,300,000	Subordinate/Adjustable Rate	July 25, 2037	Aa3	AA-
M-4	$13,500,000	Subordinate/Adjustable Rate	September 25, 2037	A1	A+
M-5	$12,000,000	Subordinate/Adjustable Rate	October 25, 2037	A2	A
M-6	$8,500,000	Subordinate/Adjustable Rate	November 25, 2037	A3	A-
M-7	$10,500,000	Subordinate/Adjustable Rate	November 25, 2037	Baa1	BBB+
M-8	$7,000,000	Subordinate/Adjustable Rate	November 25, 2037	Baa2	BBB
M-9	$9,000,000	Subordinate/Adjustable Rate	December 25, 2037	Baa3	BBB-
A-R	$100	Senior/REMIC Residual	July 25, 2007	Aaa	AAA
Non-Offered Certificates (3)
B	$11,500,000	Subordinate/Fixed Rate	December 25, 2037	Ba1	BB+
P	$100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Excess Cashflow	N/A	N/R	N/R
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(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the rating agency was not asked to rate the class of certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Accrual Period	Interest Accrual Convention
Offered Certificates
1-A-1	1	LIBOR + 0.180% (1)	LIBOR + 0.360% (1)	(2)	Actual/360 (3)
1-A-2	1	LIBOR + 0.280% (1)	LIBOR + 0.560% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.050% (1)	LIBOR + 0.100% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.120% (1)	LIBOR + 0.240% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.180% (1)	LIBOR + 0.360% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.250% (1)	LIBOR + 0.500% (1)	(2)	Actual/360 (3)
1-M-1	1	LIBOR + 0.260% (1)	LIBOR + 0.390% (1)	(2)	Actual/360 (3)
2-M-1	2	LIBOR + 0.260% (1)	LIBOR + 0.390% (1)	(2)	Actual/360 (3)
1-M-2	1	LIBOR + 0.270% (1)	LIBOR + 0.405% (1)	(2)	Actual/360 (3)
2-M-2	2	LIBOR + 0.270% (1)	LIBOR + 0.405% (1)	(2)	Actual/360 (3)
1-M-3	1	LIBOR + 0.290% (1)	LIBOR + 0.435% (1)	(2)	Actual/360 (3)
2-M-3	2	LIBOR + 0.290% (1)	LIBOR + 0.435% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 0.380% (1)	LIBOR + 0.570% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 0.500% (1)	LIBOR + 0.750% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 0.800% (1)	LIBOR + 1.200% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 1.550% (1)	LIBOR + 2.325% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 2.500% (1)	LIBOR + 3.750% (1)	(2)	Actual/360 (3)
M-9	1 and 2	LIBOR + 2.500% (1)	LIBOR + 3.750% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
B	1 and 2	7.000% (5)	7.000% (5)	calendar month (6)	30/360 (7)
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
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(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

(5)
The pass-through rate for this class of certificates will be subject to an interest rate cap, as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest.”

(6)	The accrual period for any distribution date will be the calendar month preceding that distribution date. These certificates will settle with accrued interest.

(7)	Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.

Class 1-A Certificates:	Class 1-A-1 and Class 1-A-2 Certificates.

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.

Senior Certificates:	Class A and Class A-R Certificates.

Class M Certificates or Adjustable Rate Subordinate Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Class M-1 Certificates:	Class 1-M-1 and Class 2-M-1 Certificates.

Class M-2 Certificates:	Class 1-M-2 and Class 2-M-2 Certificates.

Class M-3 Certificates:	Class 1-M-3 and Class 2-M-3 Certificates.

Subordinate Certificates:	Class M and Class B Certificates.

Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Adjustable Rate Subordinate Certificates.

Fixed Rate Certificates:	Class B Certificates.

Group 1 Certificates:	Class 1-A, Class 1-M-1, Class 1-M-2 and Class 1-M-3 Certificates.

Group 2 Certificates:	Class 2-A, Class 2-M-1, Class 2-M-2 and Class 2-M-3 Certificates.

Offered Certificates:
Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 1-M-1, Class 2-M-1, Class 1-M-2, Class 2-M-2, Class 1-M-3, Class 2-M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates and Fixed Rate Certificates:

With respect to the first distribution date, the last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on July 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest accrual convention and pass-through rate (or calculation method) for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and, in the case of the adjustable rate subordinate certificates, from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest);

•	the seller interest shortfall payments, if any, paid by Countrywide Home Loans, Inc.; and

•
for each distribution date during, and the distribution date immediately after, the funding period, any amounts required pursuant to the pooling and servicing agreement to be distributed from the capitalized interest account.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loan repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates — Withdrawals from the Certificate Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer or the trustee are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount available for distribution to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in July 2017 and ending on the distribution date in June 2037, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, a portion of the interest funds for loan group 1 and loan group 2 in an aggregate amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in June 2037, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as principal as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the final maturity reserve deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, concurrently, to each class of Class 1-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
concurrently, from any remaining loan group 1 interest funds, to the Class 1-M-1 Certificates, and from any remaining loan group 2 interest funds, to the Class 2-M-1 Certificates, current interest for each such class; provided that if the remaining loan group 1 and loan group 2 interest funds are insufficient to distribute all current interest to the Class 1-M-1 and Class 2-M-1 Certificates, then such remaining loan group 1 and loan group 2 interest funds will be allocated between the Class 1-M-1 and Class 2-M-1 Certificates on the basis of the respective group distribution percentages for that distribution date;

•
concurrently, from any remaining loan group 1 interest funds, to the Class 1-M-2 Certificates, and from any remaining loan group 2 interest funds, to the Class 2-M-2 Certificates, current interest for each such class; provided that if the remaining loan group 1 and loan group 2 interest funds are insufficient to distribute all current interest to the Class 1-M-2 and Class 2-M-2 Certificates, then such remaining loan group 1 and loan group 2 interest funds will be allocated between the Class 1-M-2 and Class 2-M-2 Certificates on the basis of the respective group distribution percentages for that distribution date;

•
concurrently, from any remaining loan group 1 interest funds, to the Class 1-M-3 Certificates, and from any remaining loan group 2 interest funds, to the Class 2-M-3 Certificates, current interest for each such class; provided that if the remaining loan group 1 and loan group 2 interest funds are insufficient to distribute all current interest to the Class 1-M-3 and Class 2-M-3 Certificates, then such remaining loan group 1 and loan group 2 interest funds will be allocated between the Class 1-M-3 and Class 2-M-3 Certificates on the basis of the respective group distribution percentages for that distribution date;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this free writing prospectus.

Trigger Events:

A “trigger event” will be in effect when losses and/or delinquencies on the mortgage loans exceed certain specified levels.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the July 2010 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 61.70% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	concurrently, to the classes of Class 1-A Certificates, pro rata, until their certificate principal balances are reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
concurrently, to the classes of Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), pro rata, until their certificate principal balances are reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, until their certificate principal balances are reduced to zero;

(2)
concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, until their certificate principal balances are reduced to zero;

(3)
concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, until their certificate principal balances are reduced to zero;

(4)
sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(5)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in an amount up to the Class 1-A principal distribution amount, in the following order:

(i)	concurrently, to the classes of Class 1-A Certificates, pro rata, until their certificate principal balances are reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in an amount up to the Class 2-A principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates, in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
concurrently, to the classes of Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), pro rata, until their certificate principal balances are reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, the subordinate class principal distribution amount for the Class M-1 Certificates, until their certificate principal balances are reduced to zero;

(2)
concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, the subordinate class principal distribution amount for the Class M-2 Certificates, until their certificate principal balances are reduced to zero;

(3)
concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, the subordinate class principal distribution amount for the Class M-3 Certificates, until their certificate principal balances are reduced to zero;

(4)
sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

(5)	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case, first, to pay any interest carry forward amount for such class or classes, as applicable, and second, to pay any unpaid realized loss amount for such class or classes, as applicable; provided, however, that any interest carry forward amount and unpaid realized loss amount distributed to the classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates), will be made concurrently, on a pro rata basis based on (i) in the case of any interest carry forward amount, each such class’s respective interest carry forward amount, and (ii) in the case of any unpaid realized loss amount, each such class’s respective unpaid realized loss amount;

•
to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their certificate principal balances are reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective certificate principal balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding classes of Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero; provided, however, that any principal distributions to the classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates) will be made concurrently, on a pro rata basis based on the respective group distribution percentages for that distribution date;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 34.12% and 25.17% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by principal balance) are covered by a mortgage insurance policy issued by Mortgage Guaranty Insurance Corporation as described in this free writing prospectus. The mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 14.85% and 11.63% of the mortgage loans in the statistical calculation pool in loan group 1 and loan group 2, respectively (in each case by principal balance) are covered by the mortgage insurance policy.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $15,000,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the sum of the weighted average pass-through rate on the certificates plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the applicable servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or the mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B Certificates. The Class 1-M-1 and Class 2-M-1 Certificates will be of equal priority with each other, the Class 1-M-2 and Class 2-M-2 Certificates will be of equal priority with each other and the Class 1-M-3 and Class 2-M-3 Certificates will be of equal priority with each other.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policy, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates in reverse order of their distribution priority, beginning with the Class B Certificates, until the certificate principal balances of the subordinate classes have been reduced to zero. Any realized losses that are allocated to the classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-3 and Class 2-M-3 Certificates) will be allocated concurrently on a pro rata basis based on the realized losses from the respective loan groups for the related due period. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under “Description of the Certificates—Applied Realized Loss Amounts”.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date on or prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.50% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date on or prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net swap payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization. The remaining portion of any net swap payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more according to the OTS Method.

If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if (i) Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity and (ii) the stated principal balance of that mortgage loan, when taken together with the aggregate of the stated principal balances of all other mortgage loans in the same loan group that have been so modified since the closing date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial certificate principal balance of the related certificates. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the applicable servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund, the pre-funding account and the capitalized interest account) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the final maturity reserve fund, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Legal Investment Considerations

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

THE MORTGAGE POOL

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

Mortgage Insurance Policy

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire a mortgage insurance policy (the “Mortgage Insurance Policy”) from Mortgage Guaranty Insurance Corporation (the “Mortgage Insurer”). The policy is expected to cover approximately 34.12% and 25.17% of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The Mortgage Insurance Policy will only cover losses pursuant to the formula described in the policy down to approximately 60% of the value of the related Mortgaged Property. The premium payable on the Mortgage Insurance Policy to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premium”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policy. Covered Mortgage Loans constitute approximately 14.85% and 11.63% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance).

Subject to certain limitations, the Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. The Mortgage Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in the Mortgage Insurance Policy.

The Mortgage Insurance Policy is subject to various limitations and exclusions as herein provided or as provided in that policy, and will provide only limited protection against losses on defaulted Covered Mortgage Loans. The Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the Mortgage Insurance Policy is covered for losses up to the policy limits; provided, however, that the Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in that policy. Claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policies covering such Covered Mortgage Loans remain in effect and a full claim settlement is made thereunder.

The Mortgage Insurance Policy is required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full; or (ii) the principal balance of the Covered Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Covered Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the Mortgage Insurance Policy is required where prohibited by applicable law); or (iii) any event specified in the Mortgage Insurance Policy occurs that allows for the termination or cancellation of that policy by the insured.

The Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of the Mortgage Insurer; provided, however, that the Mortgage Insurer has previously provided written consent to (i) the assignment of coverage on individual Covered Mortgage Loans from the Trustee to the Seller in connection with any Covered Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Covered Mortgage Loans from the Co-Trustee to any successor co-trustee, provided that in each case, prompt notice of such assignment is provided to the Mortgage Insurer.

The Mortgage Insurance Policy generally requires that delinquencies on any Covered Mortgage Loan insured thereunder must be reported to the Mortgage Insurer within four months of default, that reports regarding the delinquency of the Covered Mortgage Loan must be submitted to the Mortgage Insurer on a monthly basis thereafter and that appropriate proceedings to obtain title to the property securing such Covered Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the Mortgage Insurance Policy, the Co-Trustee must have (i) acquired, and tendered to the Mortgage Insurer, good and merchantable title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the Mortgage Insurance Policy and (ii) if the Covered Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the Mortgage Insurance Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to the Mortgage Insurer by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the Covered Mortgage Loan). When a claim is presented, the Mortgage Insurer will have the option of either (i) paying the claim amount and taking title to the property securing the Covered Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the Covered Mortgage Loan) and with the Co-Trustee retaining title to the property securing such Covered Mortgage Loan or (iii) if the property securing the Covered Mortgage Loan has been sold to a third party with the prior approval of the Mortgage Insurer, paying the claim amount reduced by the net sale proceeds as described in the Mortgage Insurance Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan or such property has been sold to a third party with the prior approval of the Mortgage Insurer. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the Mortgage Insurance Policy unless the property securing the Covered Mortgage Loan is in the same physical condition as when such Covered Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the Mortgage Insurance Policy is incomplete, the Mortgage Insurer is required to provide notification of all information and documentation required to perfect the claim within 20 days of the Mortgage Insurer’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to the Mortgage Insurer, provided that the Mortgage Insurer is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by the Mortgage Insurer, no changes may be made to the terms of any Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Covered Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Covered Mortgage Loan, nor may any mortgagor be released under the Covered Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured’s approval, the Mortgage Insurer’s liability for coverage of the Mortgage Loan under the Mortgage Insurance Policy generally will terminate as of the date of such assumption unless the Mortgage Insurer approves the assumption in writing. In addition, with respect to any Covered Mortgage Loan covered by the Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of the Mortgage Insurer in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Covered Mortgage Loan.

The Mortgage Insurance Policy excludes coverage of (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Covered Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage, (iv) certain claims where there is an environmental condition which existed on the property securing the Covered Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Covered Mortgage Loan) as of the effective date of coverage, (v) any claim, if the mortgage, deed of trust or other similar instrument did not create at origination a first lien on the property securing the Covered Mortgage Loan, (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the Mortgage Insurance Policy or of its obligations as imposed by operation of law, (vii) certain claims resulting from physical damage to a property securing a Covered Mortgage Loan, (viii) any claim arising from the failure of the borrower under a Covered Mortgage Loan to make any balloon payment, if applicable, under such Covered Mortgage Loan and (ix) any claim submitted in connection with a Covered Mortgage Loan if the Covered Mortgage Loan did not meet the Mortgage Insurer’s requirements applicable to the origination of the Covered Mortgage Loan.

In issuing its Mortgage Insurance Policy, the Mortgage Insurer has relied upon certain information and data regarding the Covered Mortgage Loans furnished to it by Countrywide Home Loans, the Co-Trustee or their respective representatives. The Mortgage Insurance Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Covered Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Covered Mortgage Loan; (ii) negligence or fraud by the Master Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. The Mortgage Insurance Policy permits the Mortgage Insurer to cancel coverage of a Covered Mortgage Loan under its Mortgage Insurance Policy or deny any claim submitted under its Mortgage Insurance Policy in connection with a Covered Mortgage Loan if the insured fails to furnish the Mortgage Insurer with copies of all documents in connection with the origination or servicing of the Covered Mortgage Loan.

The preceding description of the Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the Mortgage Insurance Policy, a copy of which is available upon request from the Trustee.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.500% per annum. The “Servicing Fee Rate” for each other Mortgage Loan in Loan Group 2 will be, in the case of a fixed rate Mortgage Loan, 0.250% per annum, and in the case of an adjustable rate Mortgage Loan, 0.250% per annum before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.484% per annum before the respective initial Adjustment Dates (if applicable) and is 0.491% per annum on and after the respective initial Adjustment Dates (if applicable). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the Due Date occurring during the Prepayment Period to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received between the related Due Date in the Prepayment Period and the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received between the beginning of the Prepayment Period and the related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Certain Modifications and Refinancings

Countrywide Home Loans is permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests a reduction to the Mortgage Rate for the related Mortgage Loan, the Master Servicer is required to agree to that reduction if (i) Countrywide Home Loans, in its corporate capacity, agrees to purchase that Mortgage Loan from the issuing entity and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial Certificate Principal Balance of the related Certificates. Countrywide Home Loans will be obligated to purchase that Mortgage Loan upon modification of the Mortgage Rate by the Master Servicer for a price equal to the Purchase Price. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any such modification or purchase.

In addition, the Master Servicer may agree to modifications of a Mortgage Loan, including reductions in the related Mortgage Rate, if, among other things, it would be consistent with the customary and usual standards of practice of prudent mortgage loan servicers. Such modifications may occur in connection with workouts involving delinquent Mortgage Loans. Countrywide Home Loans is not obligated to purchase any such modified Mortgage Loans.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2007-10 (the “Certificates”) will consist of: Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 1-M-1, Class 2-M-1, Class 1-M-2, Class 2-M-2, Class 1-M-3, Class 2-M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this free writing prospectus we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates

Class 1-A Certificates:	Class 1-A-1 and Class 1-A-2 Certificates

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates

Senior Certificates:	Class A and Class A-R Certificates

Class M Certificates or Adjustable Rate Subordinate Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates

Class M-1 Certificates:	Class 1-M-1 and Class 2-M-1 Certificates

Class M-2 Certificates:	Class 1-M-2 and Class 2-M-2 Certificates

Class M-3 Certificates:	Class 1-M-3 and Class 2-M-3 Certificates

Subordinate Certificates:	Class M and Class B Certificates

Adjustable Rate Certificates or Swap Certificates:	Class A and Adjustable Rate Subordinate Certificates

Fixed Rate Certificates:	Class B Certificates

Group 1 Certificates:	Class 1-A, Class 1-M-1, Class 1-M-2 and Class 1-M-3 Certificates

Group 2 Certificates:	Class 2-A, Class 2-M-1, Class 2-M-2 and Class 2-M-3 Certificates

Offered Certificates:
Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 1-M-1, Class 2-M-1, Class 1-M-2, Class 2-M-2, Class 1-M-3, Class 2-M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates:	Super Senior/Adjustable Rate

Class 1-A-2 Certificates:	Senior Support/Adjustable Rate

Class 2-A Certificates:	Senior/Adjustable Rate

Adjustable Rate Subordinate Certificates:	Subordinate/Adjustable Rate

Fixed Rate Certificates:	Subordinate/Fixed Rate

Class A-R Certificates:	Senior/REMIC Residual

Class P Certificates:	Prepayment Charges

Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Group 1 Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Group 2 Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•
distributions of principal and interest on the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the related Servicing Fee Rate.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); provided further, however, that any amounts distributed to the classes of Class 1-A Certificates in respect of Subsequent Recoveries will be made sequentially to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, in each case in an amount not to exceed the Unpaid Realized Loss Amount for such Class; provided further, however, that any amounts distributed to the classes of Class 2-A Certificates in respect of Subsequent Recoveries will be made concurrently on a pro rata basis according to their respective Certificate Principal Balances; and provided further, however, that any amounts distributed to the Classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-3 and Class 2-M-3 Certificates) will be allocated concurrently on a pro rata basis according to their respective Unpaid Realized Loss Amounts.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in July 2007.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan, means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Group 1 Distribution Percentage” means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is equal to the Principal Remittance Amount for Loan Group 1 for that Distribution Date, and the denominator of which is equal to the sum of the Principal Remittance Amounts for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group 2 Distribution Percentage” means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is equal to the Principal Remittance Amount for Loan Group 2 for that Distribution Date, and the denominator of which is equal to the sum of the Principal Remittance Amounts for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group Distribution Percentage” means, with respect to any Distribution Date, in the case of Loan Group 1, the Group 1 Distribution Percentage for that Distribution Date, and in the case of Loan Group 2, the Group 2 Distribution Percentage for that Distribution Date.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policy) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Fixed Rate Certificates and the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and (x) the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date, and (y) the Fixed Rate Certificates, means the calendar month immediately preceding the month in which the Distribution Date occurs.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the applicable Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Funding Period Distribution Date” means each Distribution Date during the Funding Period and, if the Funding Period ends on or after the Distribution Date in a month, the immediately succeeding Distribution Date.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, plus (2) for each Funding Period Distribution Date, any amounts required pursuant to the Pooling and Servicing Agreement to be deposited from the Capitalized Interest Account, less (3) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (4) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (5) the Mortgage Insurance Premium for the Covered Mortgage Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest), and

(6) all Seller Interest Shortfall Payments for that Distribution Date, less

(b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” means a per annum rate that varies on a loan-by-loan basis with respect to each Covered Mortgage Loan. The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the Mortgage Insurance Policy is 2.214% per annum.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to each class of Group 1 Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Group 2 Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period,

(iii) with respect to each class of Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, the weighted average of the Net Rate Caps for the Group 1 and Group 2 Certificates for that Distribution Date, weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period, over the outstanding aggregate Certificate Principal Balance of the Group 1 and Group 2 Certificates, respectively, immediately prior to the related Distribution Date, and

(iv) with respect to the Class B Certificates, the weighted average of the Net Rate Caps for the Group 1 and Group 2 Certificates for that Distribution Date (in each case calculated without giving effect to any Net Swap Payment or Swap Termination Payment payable to the Swap Counterparty for that Distribution Date), weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period, over the outstanding aggregate Certificate Principal Balance of the Group 1 and Group 2 Certificates, respectively, immediately prior to the related Distribution Date, adjusted to an effective rate reflecting the accrual of interest on a 30/360 basis.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A-1	0.180%	0.360%
Class 1-A-2	0.280%	0.560%
Class 2-A-1	0.050%	0.100%
Class 2-A-2	0.120%	0.240%
Class 2-A-3	0.180%	0.360%
Class 2-A-4	0.250%	0.500%
Class 1-M-1	0.260%	0.390%
Class 2-M-1	0.260%	0.390%
Class 1-M-2	0.270%	0.405%
Class 2-M-2	0.270%	0.405%
Class 1-M-3	0.290%	0.435%
Class 2-M-3	0.290%	0.435%
Class M-4	0.380%	0.570%
Class M-5	0.500%	0.750%
Class M-6	0.800%	1.200%
Class M-7	1.550%	2.325%
Class M-8	2.500%	3.750%
Class M-9	2.500%	3.750%
__________

(1)	For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” means, with respect to each Accrual Period and:

(i)	each class of Adjustable Rate Certificates, a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date; and

(ii)	the Class B Certificates, a per annum rate equal to the lesser of:

(1) 7.000% and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Seller Interest Shortfall Payment” means, with respect to any Initial Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date or any Subsequent Mortgage Loan that does not have a first payment date on or before the Due Date in the month after the related Subsequent Transfer Date, an amount equal to one month’s interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of that Mortgage Loan.

“Trustee Fee Rate” means 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 61.70% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

July 2009 — June 2010	1.10% with respect to July 2009, plus an additional 1/12th of 1.35% for each month thereafter through June 2010

July 2010 — June 2011	2.45% with respect to July 2010, plus an additional 1/12th of 1.45% for each month thereafter through June 2011

July 2011 — June 2012	3.90% with respect to July 2011, plus an additional 1/12th of 1.20% for each month thereafter through June 2012

July 2012 — June 2013	5.10% with respect to July 2012, plus an additional 1/12th of 0.70% for each month thereafter through June 2013

July 2013 — June 2014	5.80% with respect to July 2013, plus an additional 1/12th of 0.10% for each month thereafter through June 2014

July 2014 and thereafter	5.90%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for that Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding interest-bearing certificates:

Class	Percentage

A	41.78%
M-1	57.35%
M-2	78.05%
M-3	91.95%
M-4	108.84%
M-5	130.08%
M-6	150.94%
M-7	188.24%
M-8	225.35%
M-9	301.89%
B	533.33%

For the purposes of the definition of “Delinquency Trigger Event”, the Class A Certificates will be treated as a single class of Certificates, the Class M-1 Certificates will be treated as a single class of Certificates, the Class M-2 Certificates will be treated as a single class of Certificates and the Class M-3 Certificates will be treated as a single class of Certificates.

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in July 2027 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	13.95%	27.90%
Class M-2	10.25%	20.50%
Class M-3	8.70%	17.40%
Class M-4	7.35%	14.70%
Class M-5	6.15%	12.30%
Class M-6	5.30%	10.60%
Class M-7	4.25%	8.50%
Class M-8	3.55%	7.10%
Class M-9	2.65%	5.30%
Class B	1.50%	3.00%

The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount. For the purposes of the definition of “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage”, (i) the Class 1-M-1 and Class 2-M-1 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-1 and Class 2-M-1 Certificates, (ii) the Class 1-M-2 and Class 2-M-2 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-2 and Class 2-M-2 Certificates and (iii) the Class 1-M-3 and Class 2-M-3 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-3 and Class 2-M-3 Certificates.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 1.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.00% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the aggregate Certificate Principal Balance of the interest-bearing certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such Principal Remittance Amount used to cover any payment due to the Swap Counterparty (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) as a result of the Interest Funds for such Distribution Date being insufficient to make such payment,

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group, minus

(4) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period,

less

(b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (b) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans. For the purposes of determining the Sixty-Day Delinquency Rate, delinquencies with respect to the Mortgage Loans will be recognized in accordance with the OTS Method.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in July 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 61.70% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero. For the purposes of the definition of “Subordinate Class Principal Distribution Amount”, (i) the Class 1-M-1 and Class 2-M-1 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-1 and Class 2-M-1 Certificates, (ii) the Class 1-M-2 and Class 2-M-2 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-2 and Class 2-M-2 Certificates and (iii) the Class 1-M-3 and Class 2-M-3 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-3 and Class 2-M-3 Certificates.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, FSB, which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds (including proceeds from the Mortgage Insurance Policy), Liquidation Proceeds and Subsequent Recoveries,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent according to the OTS Method in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in the month of the first Distribution Date and in the month immediately following any Subsequent Transfer Date, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Interest Shortfall Payments (if any) for the related Distribution Date. Prior to their deposit in the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee,

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to pay the Co-Trustee (for payment to the Mortgage Insurer), the Mortgage Insurance Premiums,

(4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(6) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (3) under “—Withdrawals from the Certificate Account”, and

(7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date in this free writing prospectus. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein; and

•
the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account or the Capitalized Interest Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account or the Capitalized Interest Account, as applicable, out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-Funding Account or the Capitalized Interest Account and made in accordance with the Pooling and Servicing Agreement.

The Carryover Reserve Fund and the Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or the Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or the Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

The Swap Account. Funds in the Swap Account will not be invested.

The Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees

Master Servicing Fee / Master Servicer	One-twelfth of the applicable Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly

Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to certain prepaid Mortgage Loans	Time to time

	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly

	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly

Expenses

Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly

Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Mortgage Insurance Premiums / Mortgage Insurer	With respect to each Covered Mortgage Loan, one-twelfth of the applicable Mortgage Insurance Premium Rate for that Mortgage Loan multiplied by the Stated Principal Balance of that Mortgage Loan (9)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policy)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time

Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Time to time
__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.500% per annum. The Servicing Fee Rate for each other Mortgage Loan in Loan Group 2 will be, in the case of a fixed rate Mortgage Loan, 0.250% per annum, and in the case of an adjustable rate Mortgage Loan, 0.250% per annum before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.484% per annum before the respective initial Adjustment Dates (if applicable) and is 0.491% per annum on and after the respective initial Adjustment Dates (if applicable). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in the prospectus supplement under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this free writing prospectus under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)	The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the Mortgage Insurance Policy is 2.214% per annum.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)	Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. The Pass-Through Rate for the Fixed Rate Certificates is fixed for the life of those certificates. On each Distribution Date, the Pass-Through Rate for each class of interest-bearing certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”, and in the case of the Adjustable Rate Certificates, from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Final Maturity Reserve Deposit,

(2) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently:

(a) from the Interest Funds for Loan Group 1, concurrently to each class of Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements, and

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5) concurrently, from any remaining Interest Funds for Loan Group 1, to the Class 1-M-1 Certificates, and from any remaining Interest Funds for Loan Group 2, to the Class 2-M-1 Certificates, Current Interest for each such class; provided that if the remaining Interest Funds for Loan Group 1 and Loan Group 2 are insufficient to distribute all Current Interest to the Class 1-M-1 and Class 2-M-1 Certificates, then such remaining Interest Funds for Loan Group 1 and Loan Group 2 will be allocated between the Class 1-M-1 and Class 2-M-1 Certificates on the basis of the respective Group Distribution Percentages for that Distribution Date;

(6) concurrently, from any remaining Interest Funds for Loan Group 1, to the Class 1-M-2 Certificates, and from any remaining Interest Funds for Loan Group 2, to the Class 2-M-2 Certificates, Current Interest for each such class; provided that if the remaining Interest Funds for Loan Group 1 and Loan Group 2 are insufficient to distribute all Current Interest to the Class 1-M-2 and Class 2-M-2 Certificates, then such remaining Interest Funds for Loan Group 1 and Loan Group 2 will be allocated between the Class 1-M-2 and Class 2-M-2 Certificates on the basis of the respective Group Distribution Percentages for that Distribution Date;

(7) concurrently, from any remaining Interest Funds for Loan Group 1, to the Class 1-M-3 Certificates, and from any remaining Interest Funds for Loan Group 2, to the Class 2-M-3 Certificates, Current Interest for each such class; provided that if the remaining Interest Funds for Loan Group 1 and Loan Group 2 are insufficient to distribute all Current Interest to the Class 1-M-3 and Class 2-M-3 Certificates, then such remaining Interest Funds for Loan Group 1 and Loan Group 2 will be allocated between the Class 1-M-3 and Class 2-M-3 Certificates on the basis of the respective Group Distribution Percentages for that Distribution Date;

(8) from the remaining Interest Funds for both Loan Groups, sequentially:

(a) sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Current Interest for that class, and

(b) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this free writing prospectus.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A) concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) concurrently, to the classes of Class 1-A Certificates, pro rata, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates, in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) concurrently, to the classes of Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), pro rata, until the Certificate Principal Balances thereof are reduced to zero,

(B) from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, until their Certificate Principal Balances are reduced to zero;

(ii) concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, until their Certificate Principal Balances are reduced to zero;

(iii) concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, until their Certificate Principal Balances are reduced to zero;

(iv) sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(v) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, in an amount up to the Class 1-A Principal Distribution Amount, sequentially:

(a) concurrently, to the classes of Class 1-A Certificates, pro rata, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (2)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, in an amount up to the Class 2-A Principal Distribution Amount, sequentially:

(a) to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) concurrently, to the classes of Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (2)(A)(i)(a) above), pro rata, until the Certificate Principal Balances thereof are reduced to zero,

(B)  from the remaining Principal Distribution Amounts for Loan Group 1 and Loan Group 2, sequentially:

(i) concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, the Subordinate Class Principal Distribution Amount for the Class M-1 Certificates, until their Certificate Principal Balances are reduced to zero,

(ii) concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, the Subordinate Class Principal Distribution Amount for the Class M-2 Certificates, until their Certificate Principal Balances are reduced to zero,

(iii) concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, the Subordinate Class Principal Distribution Amount for the Class M-3 Certificates, until their Certificate Principal Balances are reduced to zero,

(iv) sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(v) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the interest-bearing certificates by approximately $15,000,000, which is approximately 1.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the interest-bearing certificates. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of the interest-bearing certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (8)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(v) or (2)(B)(v), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account and available for that Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.
to the class or classes of interest-bearing certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for such class or classes, as applicable, and second in an amount equal to any Unpaid Realized Loss Amount for such class or classes, as applicable; provided, however, that any Interest Carry Forward Amount and Unpaid Realized Loss Amount distributed to the classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates), will be made concurrently, on a pro rata basis based on (i) in the case of any Interest Carry Forward Amount, each such class’s respective Interest Carry Forward Amount, and (ii) in the case of any Unpaid Realized Loss Amount, each such class’s respective Unpaid Realized Loss Amount;

4.
to each class of interest-bearing certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of interest-bearing certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.
if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until the Certificate Principal Balances thereof are reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding classes of Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; provided, however, that any principal distributions to the classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates) will be made concurrently, on a pro rata basis based on the respective Group Distribution Percentages for that Distribution Date;

7.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Bear Stearns Financial Products Inc. (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”). Pursuant to the Swap Contract, the terms of a 1992 ISDA Master Agreement (Multicurrency - Cross Border), Schedule and Credit Support Annex were incorporated into the Swap Contract, as if the ISDA Master Agreement, Schedule and Credit Support Annex had been executed by Swap Contract Administrator and the Swap Counterparty on the date that the Swap Contract was executed. The Swap Contract is subject to certain ISDA definitions. Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.50% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding that Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on that Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (2) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (7) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

The Swap Counterparty will be an eligible counterparty for so long as its credit ratings are at least equal to the S&P Required Ratings Threshold and the Moody’s Required Ratings Threshold. However, if the credit ratings of the Swap Counterparty fall below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold and the Swap Counterparty chooses not to procure a guarantee of its payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty, the Swap Counterparty may be required to pledge cash or other collateral in the form of securities to the Swap Contract Administrator with an aggregate value determined in accordance with the Credit Support Annex. Any collateral posted under the Credit Support Annex would be available to the Swap Contract Administrator as security in the case that an “event of default” or “additional termination event” occurs under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or sole affected party, as applicable, and a Swap Termination Payment is payable from the Swap Counterparty. If the credit ratings of the Swap Counterparty fall below the S&P Required Ratings Threshold or the Moody’s Required Ratings Threshold, the Swap Counterparty may be obligated to pledge additional collateral. In such case, the Swap Counterparty would also be obligated to use commercially reasonable efforts to procure a guarantee of its payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty at no cost to either the Swap Contract Administrator or the issuing entity. The failure of the Swap Counterparty to make such efforts or to procure such a guarantee or replacement would entitle the Swap Contract Administrator to declare an early termination of the Swap Contract as more fully described below. If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms that are substantially the same as those of the original Swap Contract.

In the event that a Swap Termination Payment is payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms substantially the same as those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow and Credit Comeback Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, will distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to that Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class; provided, however, that any interest distributions to the classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates) pursuant to this clause (4) will be made concurrently, on a pro rata basis based on each such class’s respective remaining Current Interest and Interest Carry Forward Amount;

(5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “— Overcollateralization Provisions” payable in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; provided, however, that any Unpaid Realized Loss Amounts distributed to the classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates) pursuant to this clause (8) will be made concurrently, on a pro rata basis based each such class’s respective Unpaid Realized Loss Amount; and

(9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to that Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the last calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
July 2007	973,500,000
August 2007	973,390,793
September 2007	971,781,586
October 2007	963,400,028
November 2007	953,880,759
December 2007	943,363,473
January 2008	932,946,233
February 2008	922,133,081
March 2008	910,262,926
April 2008	897,362,940
May 2008	883,463,484
June 2008	793,648,563
July 2008	772,671,293
August 2008	757,309,807
September 2008	742,662,528
October 2008	727,717,676
November 2008	712,496,566
December 2008	697,021,627
January 2009	672,350,462
February 2009	656,371,189
March 2009	640,849,034
April 2009	626,610,131
May 2009	612,649,964
June 2009	532,441,142
July 2009	512,221,682
August 2009	499,773,620
September 2009	487,796,875
October 2009	477,172,920
November 2009	466,797,560
December 2009	456,665,116
January 2010	211,335,651
February 2010	208,697,948
March 2010	206,529,012
April 2010	204,484,847
May 2010	202,078,681
June 2010	199,601,368
July 2010	196,866,025
August 2010	194,286,799
September 2010	191,802,109
October 2010	189,487,958
November 2010	187,424,148
December 2010	185,346,215
January 2011	183,412,197
February 2011	181,372,646
March 2011	179,637,983
April 2011	177,969,320
May 2011	176,037,824
June 2011	174,134,364
July 2011	172,247,492
August 2011	170,436,789
September 2011	168,638,601
October 2011	166,917,303
November 2011	165,339,448
December 2011	163,721,395
January 2012	162,223,126
February 2012	160,654,838
March 2012	159,331,007
April 2012	158,063,457
May 2012	156,614,463
June 2012	155,099,746
July 2012	83,309,074
August 2012	82,247,521
September 2012	81,255,277
October 2012	80,358,587
November 2012	79,583,191
December 2012	78,721,583
January 2013	77,939,314
February 2013	77,152,208
March 2013	76,483,137
April 2013	75,836,092
May 2013	75,089,283
June 2013	74,352,613
July 2013	73,613,999
August 2013	72,896,985
September 2013	72,177,981
October 2013	71,479,838
November 2013	70,830,257
December 2013	70,156,081
January 2014	69,522,419
February 2014	68,852,509
March 2014	68,277,442
April 2014	67,720,470
May 2014	67,079,063
June 2014	66,445,646
July 2014	65,810,043
August 2014	65,192,191
September 2014	64,572,180
October 2014	63,969,445
November 2014	63,407,379
December 2014	62,824,047
January 2015	62,274,639
February 2015	61,694,090
March 2015	61,193,668
April 2015	60,708,286
May 2015	60,150,683

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract, as calculated pursuant to the early termination payment provisions of the Swap Contract.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the Swap Contract occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the Swap Contract. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the Swap Contract, if such failure is not remedied on or before the thirtieth day after notice of such failure is received, including a failure of the Swap Counterparty, if its credit ratings no longer satisfy both the S&P Required Ratings Threshold and the Moody’s Required Ratings Threshold, to use commercially reasonable efforts to procure a guarantee of the Swap Counterparty’s payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty,

3. if the credit ratings of the Swap Counterparty fall below the S&P Required Ratings Threshold for 10 or more business days or the Moody’s Required Ratings Threshold for 30 or more business days, a failure to post any collateral required under the Credit Support Annex and certain other events involving the termination or repudiation of the Credit Support Annex prior to the termination of the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the Swap Contract,

5. the occurrence or existence of (i) a default of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the Swap Contract occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the Swap Contract. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. if the Swap Counterparty has posted collateral under the Credit Support Annex because its credit ratings are below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold, a failure by the Swap Contract Administrator to return any collateral as required under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received,

3. certain insolvency or bankruptcy events of the Swap Contract Administrator or the issuing entity, and

4. a merger by the issuing entity without an assumption of its obligations under the Swap Contract.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator if at any time a “termination event” under the Swap Contract occurs and is continuing, in each case in accordance with the provisions of the Swap Contract. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the Swap Contract occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the Swap Contract:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2. by the Swap Contract Administrator, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold (but such credit ratings are at least equal to the S&P Required Ratings Threshold or the Moody’s Required Ratings Threshold, as applicable) and the Swap Counterparty fails to post the required amount of collateral, or otherwise fails to comply with or perform any other obligation, under the Credit Support Annex,

3. by the Swap Contract Administrator, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the S&P Required Ratings Threshold for 60 or more calendar days and the Swap Counterparty has failed to either procure a guarantee of the Swap Counterparty’s payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty,

4. by the Swap Contract Administrator, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the Moody’s Required Ratings Threshold for 30 or more business days and at least one eligible replacement counterparty has made an offer to be a replacement counterparty, and

5. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

The “S&P Approved Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from S&P of “A-1” or, if a short-term unsecured and unsubordinated debt rating from S&P is not available, a long-term unsecured and unsubordinated debt rating from S&P of “A+”. The “S&P Required Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from S&P of “A-2” or, if a short-term unsecured and unsubordinated debt rating from S&P in not available, a long-term unsecured and unsubordinated debt rating from S&P of “BBB+”.

The “Moody’s Approved Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”. The “Moody’s Required Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

A “Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the interest-bearing certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under “— Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in July 2017 up to and including the Distribution Date in June 2037, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in July 2017 up to and including the Distribution Date in June 2037 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for that Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to that Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
July 2017	43,664,475
August 2017	43,059,346
September 2017	42,462,451
October 2017	41,873,680
November 2017	41,292,923
December 2017	40,720,072
January 2018	40,155,020
February 2018	39,597,661
March 2018	39,047,892
April 2018	38,505,609
May 2018	37,970,711
June 2018	37,443,100
July 2018	36,922,675
August 2018	36,409,340
September 2018	35,902,999
October 2018	35,403,557
November 2018	34,910,921
December 2018	34,424,999
January 2019	33,945,701
February 2019	33,472,935
March 2019	33,006,615
April 2019	32,546,653
May 2019	32,092,963
June 2019	31,645,460
July 2019	31,204,060
August 2019	30,768,681
September 2019	30,339,241
October 2019	29,915,660
November 2019	29,497,858
December 2019	29,085,758
January 2020	28,679,282
February 2020	28,278,354
March 2020	27,882,900
April 2020	27,492,844
May 2020	27,108,114
June 2020	26,728,637
July 2020	26,354,343
August 2020	25,985,162
September 2020	25,621,024
October 2020	25,261,860
November 2020	24,907,605
December 2020	24,558,190
January 2021	24,213,551
February 2021	23,873,622
March 2021	23,538,341
April 2021	23,207,644
May 2021	22,881,469
June 2021	22,559,755
July 2021	22,242,440
August 2021	21,929,467
September 2021	21,620,776
October 2021	21,316,308
November 2021	21,016,007
December 2021	20,719,817
January 2022	20,427,681
February 2022	20,139,544
March 2022	19,855,353
April 2022	19,575,054
May 2022	19,298,594
June 2022	19,025,921
July 2022	18,756,983
August 2022	18,491,731
September 2022	18,230,114
October 2022	17,972,083
November 2022	17,717,590
December 2022	17,466,585
January 2023	17,219,023
February 2023	16,974,856
March 2023	16,734,038
April 2023	16,496,524
May 2023	16,262,269
June 2023	16,031,229
July 2023	15,803,360
August 2023	15,578,619
September 2023	15,356,964
October 2023	15,138,353
November 2023	14,922,744
December 2023	14,710,098
January 2024	14,500,373
February 2024	14,293,530
March 2024	14,089,530
April 2024	13,888,334
May 2024	13,689,905
June 2024	13,494,204
July 2024	13,301,195
August 2024	13,110,841
September 2024	12,923,106
October 2024	12,737,955
November 2024	12,555,352
December 2024	12,375,263
January 2025	12,197,653
February 2025	12,022,490
March 2025	11,849,739
April 2025	11,679,368
May 2025	11,511,345
June 2025	11,345,638
July 2025	11,182,215
August 2025	11,021,045
September 2025	10,862,098
October 2025	10,705,343
November 2025	10,550,751
December 2025	10,398,292
January 2026	10,247,938
February 2026	10,099,659
March 2026	9,953,427
April 2026	9,809,215
May 2026	9,666,996
June 2026	9,526,741
July 2026	9,388,424
August 2026	9,252,020
September 2026	9,117,501
October 2026	8,984,843
November 2026	8,854,020
December 2026	8,725,006
January 2027	8,597,778
February 2027	8,472,311
March 2027	8,348,582
April 2027	8,226,565
May 2027	8,106,239
June 2027	7,987,580
July 2027	7,870,566
August 2027	7,755,173
September 2027	7,641,381
October 2027	7,529,166
November 2027	7,418,509
December 2027	7,309,387
January 2028	7,201,779
February 2028	7,095,665
March 2028	6,991,025
April 2028	6,887,839
May 2028	6,786,086
June 2028	6,685,747
July 2028	6,586,803
August 2028	6,489,235
September 2028	6,393,024
October 2028	6,298,152
November 2028	6,204,600
December 2028	6,112,351
January 2029	6,021,386
February 2029	5,931,688
March 2029	5,843,240
April 2029	5,756,025
May 2029	5,670,025
June 2029	5,585,225

Month of Distribution Date	40-Year Target ($)
July 2029	5,501,608
August 2029	5,419,158
September 2029	5,337,858
October 2029	5,257,694
November 2029	5,178,650
December 2029	5,100,709
January 2030	5,023,859
February 2030	4,948,082
March 2030	4,873,366
April 2030	4,799,694
May 2030	4,727,054
June 2030	4,655,430
July 2030	4,584,810
August 2030	4,515,179
September 2030	4,446,523
October 2030	4,378,830
November 2030	4,312,087
December 2030	4,246,279
January 2031	4,181,395
February 2031	4,117,422
March 2031	4,054,348
April 2031	3,992,159
May 2031	3,930,845
June 2031	3,870,392
July 2031	3,810,790
August 2031	3,752,027
September 2031	3,694,090
October 2031	3,636,969
November 2031	3,580,653
December 2031	3,525,131
January 2032	3,470,391
February 2032	3,416,423
March 2032	3,363,217
April 2032	3,310,762
May 2032	3,259,047
June 2032	3,208,063
July 2032	3,157,799
August 2032	3,108,246
September 2032	3,059,394
October 2032	3,011,233
November 2032	2,963,754
December 2032	2,916,948
January 2033	2,870,805
February 2033	2,825,316
March 2033	2,780,472
April 2033	2,736,264
May 2033	2,692,684
June 2033	2,649,722
July 2033	2,607,372
August 2033	2,565,623
September 2033	2,524,468
October 2033	2,483,899
November 2033	2,443,907
December 2033	2,404,485
January 2034	2,365,624
February 2034	2,327,318
March 2034	2,289,558
April 2034	2,252,337
May 2034	2,215,648
June 2034	2,179,482
July 2034	2,143,834
August 2034	2,108,696
September 2034	2,074,060
October 2034	2,039,921
November 2034	2,006,270
December 2034	1,973,102
January 2035	1,940,409
February 2035	1,908,186
March 2035	1,876,425
April 2035	1,845,121
May 2035	1,814,267
June 2035	1,783,856
July 2035	1,753,884
August 2035	1,724,342
September 2035	1,695,227
October 2035	1,666,531
November 2035	1,638,250
December 2035	1,610,376
January 2036	1,582,906
February 2036	1,555,832
March 2036	1,529,150
April 2036	1,502,854
May 2036	1,476,939
June 2036	1,451,400
July 2036	1,426,231
August 2036	1,401,427
September 2036	1,376,984
October 2036	1,352,896
November 2036	1,329,158
December 2036	1,305,765
January 2037	1,282,714
February 2037	1,259,998
March 2037	1,237,613
April 2037	1,215,556
May 2037	1,193,820
June 2037	1,172,402

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in July 2017 will equal the least of (i) the aggregate Certificate Principal Balance of the interest-bearing certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and (iii) $23,575,202.

On each Distribution Date beginning on the Distribution Date in July 2027 up to and including the Distribution Date in June 2037, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in June 2037, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until the Certificate Principal Balances thereof are reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding classes of Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2) concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

(3) concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

(4) concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

(5) sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(6) to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the interest-bearing certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied sequentially to reduce the Certificate Principal Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. Any such excess that is allocated to the classes of Class M-1, Class M-2 and Class M-3 Certificates that are of equal priority with each other (for example, the Class 1-M-3 and Class 2-M-3 Certificates) will be allocated concurrently on a pro rata basis based on the Realized Losses from the respective Loan Groups for the related Due Period. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the aggregate Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied sequentially to reduce the Certificate Principal Balances of the Class 1-A-2 and Class 1-A-1 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this free writing prospectus under “— Glossary of Terms — General Definitions ”.

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. The Credit Bureau Risk Scores referenced in the following tables with respect to substantially all of the Mortgage Loans were obtained from one or more credit reporting agencies in connection with the origination of those Mortgage Loans. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	16	3,417,190	1.29	213,574	8.061	360.00	562	78.8
2/28 6-month LIBOR	506	89,075,870	33.69	176,039	9.152	359.85	583	79.3
2/38 6-month LIBOR	244	53,233,492	20.14	218,170	8.467	479.90	571	77.5
2/28 6-month LIBOR - 60-month Interest Only	48	12,110,438	4.58	252,301	7.988	359.89	657	82.4
2/28 6-month LIBOR - 40/30-Year Balloon	9	2,102,350	0.80	233,594	7.740	359.04	565	73.0
3/27 6-month LIBOR	21	3,554,939	1.34	169,283	8.588	359.66	596	75.8
3/37 6-month LIBOR	8	1,613,210	0.61	201,651	7.858	479.25	612	80.9
3/27 6-month LIBOR - 60-month Interest Only	4	1,057,120	0.40	264,280	7.299	360.00	651	65.5
3/27 6-month LIBOR - 40/30-Year Balloon	1	113,824	0.04	113,824	6.990	356.00	602	89.8
3/27 6-month LIBOR - 50/30-Year Balloon	4	869,635	0.33	217,409	7.803	358.00	582	81.9
5/25 6-month LIBOR	17	2,559,070	0.97	150,534	8.905	360.00	586	75.6
5/35 6-month LIBOR	5	1,391,250	0.53	278,250	7.285	480.00	575	61.6
5/25 6-month LIBOR - 120-month Interest Only	4	1,214,030	0.46	303,508	7.835	359.50	653	80.4
15-Year Fixed	10	1,045,438	0.40	104,544	8.061	179.89	597	65.4
20-Year Fixed	9	1,108,276	0.42	123,142	7.497	240.00	619	65.9
25-Year Fixed	3	483,000	0.18	161,000	7.588	300.00	625	71.7
30-Year Fixed	372	63,822,486	24.14	171,566	8.389	359.76	592	73.9
30-Year Fixed - Credit Comeback	20	3,064,430	1.16	153,221	8.655	358.91	612	81.2
40-Year Fixed	88	16,832,860	6.37	191,283	8.383	479.91	583	75.6
40-Year Fixed - Credit Comeback	1	95,500	0.04	95,500	8.375	480.00	585	74.6
30-Year Fixed - 60-month Interest Only	10	3,184,400	1.20	318,440	7.095	359.93	666	66.7
40/30-Year Fixed Balloon	10	2,333,018	0.88	233,302	8.987	359.53	572	65.9
50/30-Year Fixed Balloon	1	80,964	0.03	80,964	7.925	357.00	620	90.0
Total	1,411	264,362,791	100.00

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	630	116,074,467	43.91	184,245	8.908	359.82	591	79.2
ARM 480	257	56,237,952	21.27	218,825	8.420	479.88	572	77.2
Fixed 180	10	1,045,438	0.40	104,544	8.061	179.89	597	65.4
Fixed 240	9	1,108,276	0.42	123,142	7.497	240.00	619	65.9
Fixed 300	3	483,000	0.18	161,000	7.588	300.00	625	71.7
Fixed 360	413	72,485,298	27.42	175,509	8.362	359.72	596	73.7
Fixed 480	89	16,928,360	6.40	190,206	8.383	479.92	583	75.6
Total	1,411	264,362,791	100.00

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
25,000.01 - 50,000.00	1	50,000	0.02	50,000	9.960	480.00	551	50.0
50,000.01 - 75,000.00	54	3,437,981	1.30	63,666	10.781	357.01	582	79.0
75,000.01 - 100,000.00	162	14,370,319	5.44	88,706	9.220	374.96	588	79.0
100,000.01 - 150,000.00	403	50,015,297	18.92	124,107	8.788	383.34	586	77.4
150,000.01 - 200,000.00	279	48,997,559	18.53	175,618	8.755	389.11	582	77.6
200,000.01 - 250,000.00	172	38,286,379	14.48	222,595	8.700	390.16	588	76.8
250,000.01 - 300,000.00	155	42,987,916	16.26	277,341	8.454	395.76	591	77.0
300,000.01 - 350,000.00	95	31,127,193	11.77	327,655	8.035	401.66	589	77.2
350,000.01 - 400,000.00	67	25,362,530	9.59	378,545	8.272	404.51	589	73.5
400,000.01 - 450,000.00	21	8,718,619	3.30	415,172	8.171	405.54	608	73.9
450,000.01 - 500,000.00	1	499,000	0.19	499,000	7.875	360.00	655	89.9
500,000.01 - 550,000.00	1	510,000	0.19	510,000	11.300	480.00	656	85.0
Total	1,411	264,362,791	100.00

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	18	2,194,946	0.83	121,941	9.609	389.96	588	82.0
Alaska	9	1,570,300	0.59	174,478	8.283	391.40	612	84.8
Arizona	41	6,942,601	2.63	169,332	8.428	398.48	595	81.0
Arkansas	4	506,950	0.19	126,738	8.381	360.00	588	78.5
California	155	44,449,115	16.81	286,768	7.769	425.15	580	70.7
Colorado	16	3,986,862	1.51	249,179	8.676	378.10	597	83.0
Connecticut	18	3,499,630	1.32	194,424	9.363	378.36	575	76.9
Delaware	3	363,710	0.14	121,237	10.041	459.94	562	82.1
District of Columbia	10	2,696,135	1.02	269,614	7.809	405.54	609	69.5
Florida	146	26,739,074	10.11	183,144	8.638	391.90	586	75.7
Georgia	64	8,564,637	3.24	133,822	9.289	373.46	597	84.0
Hawaii	2	746,200	0.28	373,100	6.702	360.00	625	70.0
Idaho	13	2,016,766	0.76	155,136	9.156	399.76	580	81.2
Illinois	80	14,327,460	5.42	179,093	9.054	375.63	587	80.3
Indiana	19	2,128,101	0.80	112,005	9.735	364.53	591	86.7
Iowa	7	1,008,800	0.38	144,114	9.971	376.06	594	83.6
Kansas	12	1,888,098	0.71	157,342	9.007	367.85	586	80.7
Kentucky	6	745,277	0.28	124,213	9.283	359.07	595	86.3
Louisiana	9	1,026,835	0.39	114,093	8.545	358.90	556	78.6
Maine	5	825,750	0.31	165,150	9.872	360.00	583	82.2
Maryland	59	11,886,109	4.50	201,459	8.644	392.95	587	78.6
Massachusetts	37	8,034,769	3.04	217,156	8.715	392.22	600	78.2
Michigan	24	3,032,224	1.15	126,343	9.612	368.00	589	85.7
Minnesota	13	2,960,111	1.12	227,701	8.747	366.02	608	77.9
Mississippi	12	1,693,421	0.64	141,118	9.332	387.87	577	82.5
Missouri	26	3,438,228	1.30	132,240	10.007	397.32	581	83.4
Montana	6	1,306,992	0.49	217,832	8.008	359.59	614	81.9
Nebraska	1	67,200	0.03	67,200	11.950	360.00	543	80.0
Nevada	13	2,324,620	0.88	178,817	7.685	387.21	594	74.0
New Hampshire	7	1,426,632	0.54	203,805	8.375	359.69	589	78.0
New Jersey	48	10,073,426	3.81	209,863	8.703	384.36	590	74.0
New Mexico	23	4,146,204	1.57	180,270	8.844	388.96	596	75.1
New York	71	19,131,302	7.24	269,455	8.306	386.62	590	68.8
North Carolina	32	4,717,253	1.78	147,414	9.902	384.91	590	81.0
Ohio	12	1,293,984	0.49	107,832	10.468	398.97	592	86.2
Oklahoma	12	1,392,310	0.53	116,026	9.258	376.82	616	88.7
Oregon	27	4,588,816	1.74	169,956	8.393	407.12	577	78.5
Pennsylvania	49	7,550,519	2.86	154,092	8.791	384.26	589	82.0
Rhode Island	4	767,490	0.29	191,873	8.281	338.93	594	69.7
South Carolina	14	1,969,352	0.74	140,668	9.406	379.42	565	81.5
South Dakota	2	521,450	0.20	260,725	11.899	360.00	571	88.9
Tennessee	18	2,751,975	1.04	152,888	8.651	384.62	610	81.4
Texas	126	16,105,418	6.09	127,821	8.895	363.63	587	78.5
Utah	33	6,016,050	2.28	182,305	8.670	373.99	593	78.6
Vermont	3	619,499	0.23	206,500	7.694	379.37	602	65.9
Virginia	39	7,308,705	2.76	187,403	8.250	389.83	584	80.0
Washington	42	9,854,364	3.73	234,628	8.091	419.29	583	77.2
West Virginia	4	529,400	0.20	132,350	10.316	360.00	599	82.8
Wisconsin	15	2,256,722	0.85	150,448	9.647	383.62	616	84.2
Wyoming	2	371,000	0.14	185,500	9.637	360.00	563	85.6
Total	1,411	264,362,791	100.00

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	69	12,894,486	4.88	186,877	7.390	381.33	586	42.3
50.01 - 55.00	32	6,582,467	2.49	205,702	7.409	390.38	580	52.9
55.01 - 60.00	50	10,836,440	4.10	216,729	7.678	389.07	580	57.6
60.01 - 65.00	81	16,223,286	6.14	200,287	7.820	389.67	576	63.2
65.01 - 70.00	95	18,914,685	7.15	199,102	8.048	404.00	575	68.3
70.01 - 75.00	189	37,097,363	14.03	196,282	8.393	390.18	577	73.9
75.01 - 80.00	327	57,477,054	21.74	175,771	8.752	392.48	583	79.4
80.01 - 85.00	196	38,668,940	14.63	197,291	9.063	391.49	590	84.3
85.01 - 90.00	299	54,102,059	20.47	180,943	9.166	393.83	604	89.5
90.01 - 95.00	64	10,221,699	3.87	159,714	9.395	382.32	615	94.1
95.01 - 100.00	9	1,344,313	0.51	149,368	9.474	370.68	659	99.4
Total	1,411	264,362,791	100.00

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	68	12,696,986	4.80	186,720	7.390	379.80	586	42.1
50.01 - 55.00	31	6,332,467	2.40	204,273	7.410	391.58	578	52.9
55.01 - 60.00	49	10,461,440	3.96	213,499	7.706	390.11	578	57.7
60.01 - 65.00	81	16,223,286	6.14	200,287	7.820	389.67	576	63.2
65.01 - 70.00	95	18,914,685	7.15	199,102	8.048	404.00	575	68.3
70.01 - 75.00	183	35,341,463	13.37	193,123	8.416	390.55	576	73.9
75.01 - 80.00	323	57,156,990	21.62	176,957	8.743	393.46	581	79.3
80.01 - 85.00	198	39,115,890	14.80	197,555	9.039	390.95	591	84.1
85.01 - 90.00	302	54,647,059	20.67	180,951	9.126	393.32	605	88.9
90.01 - 95.00	66	10,737,749	4.06	162,693	9.361	378.09	616	93.5
95.01 - 100.00	15	2,734,777	1.03	182,318	9.329	390.37	631	90.0
Total	1,411	264,362,791	100.00
____________
(1)   The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.001 - 5.500	1	295,000	0.11	295,000	5.375	480.00	552	69.4
5.501 - 6.000	13	3,381,873	1.28	260,144	5.875	412.19	623	67.0
6.001 - 6.500	31	7,519,726	2.84	242,572	6.355	388.83	611	66.8
6.501 - 7.000	89	21,763,431	8.23	244,533	6.869	388.87	599	64.8
7.001 - 7.500	133	28,687,855	10.85	215,698	7.384	400.19	585	69.2
7.501 - 8.000	204	41,386,604	15.66	202,876	7.820	390.84	598	74.6
8.001 - 8.500	186	35,564,571	13.45	191,207	8.321	395.83	592	78.5
8.501 - 9.000	232	40,987,742	15.50	176,671	8.810	393.72	585	79.6
9.001 - 9.500	124	19,529,779	7.39	157,498	9.307	381.53	583	82.0
9.501 - 10.000	172	29,454,107	11.14	171,245	9.788	392.21	576	82.8
10.001 - 10.500	59	10,224,618	3.87	173,299	10.314	401.37	579	83.1
10.501 - 11.000	69	11,139,738	4.21	161,445	10.784	381.07	577	82.9
11.001 - 11.500	41	5,266,214	1.99	128,444	11.284	381.16	581	86.7
11.501 - 12.000	38	6,410,689	2.42	168,702	11.765	368.50	570	84.9
12.001 - 12.500	12	2,121,251	0.80	176,771	12.192	374.65	590	85.9
12.501 - 13.000	1	295,200	0.11	295,200	12.550	360.00	615	80.0
13.001 - 13.500	2	108,515	0.04	54,258	13.247	360.00	556	87.7
13.501 - 14.000	2	120,219	0.05	60,110	13.762	426.38	570	81.2
Greater than 14.000	2	105,660	0.04	52,830	14.223	421.23	551	90.0
Total	1,411	264,362,791	100.00

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	1,165	213,509,022	80.76	183,270	8.595	391.69	587	76.8
Planned Unit Development	155	30,353,019	11.48	195,826	8.739	386.27	590	80.9
Two Family Home	36	9,728,328	3.68	270,231	8.486	399.08	603	68.7
Low-Rise Condominium	46	8,433,332	3.19	183,333	8.882	405.11	589	79.4
Three Family Home	8	2,254,090	0.85	281,761	7.631	385.54	605	61.8
Four Family Home	1	85,000	0.03	85,000	10.600	360.00	636	85.0
Total	1,411	264,362,791	100.00

Loan Purposes for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	1,152	226,150,627	85.55	196,311	8.533	391.73	586	75.9
Refinance - Rate/Term	144	25,432,939	9.62	176,618	8.425	394.29	598	81.0
Purchase	115	12,779,225	4.83	111,124	10.328	386.08	603	86.9
Total	1,411	264,362,791	100.00

Occupancy Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	1,360	256,196,573	96.91	188,380	8.587	391.42	587	77.0
Investment Property	37	6,007,290	2.27	162,359	9.259	411.66	625	78.5
Second Home	14	2,158,928	0.82	154,209	9.433	369.37	628	65.9
Total	1,411	264,362,791	100.00
____________
(1) Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
121 - 180	10	1,045,438	0.40	104,544	8.061	179.89	597	65.4
181 - 300	12	1,591,276	0.60	132,606	7.525	258.21	621	67.6
301 - 360	1,043	188,559,765	71.33	180,786	8.698	359.78	593	77.1
Greater than 360	346	73,166,313	27.68	211,463	8.411	479.89	575	76.9
Total	1,411	264,362,791	100.00

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	1,011	178,618,543	67.57	176,675	8.381	392.08	582	78.8
Stated Income	400	85,744,249	32.43	214,361	9.084	390.90	600	73.0
Total	1,411	264,362,791	100.00

Credit Bureau Risk Scores for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
761 - 780	3	562,132	0.21	187,377	7.505	386.61	765	84.6
741 - 760	3	559,600	0.21	186,533	9.657	409.44	753	85.1
721 - 740	2	306,750	0.12	153,375	6.195	374.38	729	76.8
701 - 720	11	2,560,437	0.97	232,767	7.957	369.47	708	77.2
681 - 700	14	2,777,024	1.05	198,359	7.461	359.62	689	75.3
661 - 680	55	10,597,851	4.01	192,688	8.085	362.06	669	83.3
641 - 660	112	23,002,168	8.70	205,377	8.258	379.73	650	79.4
621 - 640	140	28,238,211	10.68	201,702	8.537	381.37	630	77.1
601 - 620	158	28,247,553	10.69	178,782	8.572	386.33	610	79.8
581 - 600	238	42,223,717	15.97	177,411	8.787	392.26	589	78.2
561 - 580	255	46,306,108	17.52	181,593	8.530	396.73	571	75.9
541 - 560	194	36,808,257	13.92	189,733	8.729	401.18	551	75.0
521 - 540	129	24,048,870	9.10	186,425	9.002	404.45	531	74.7
501 - 520	92	17,463,563	6.61	189,821	8.816	407.24	511	71.1
500 or Less	5	660,550	0.25	132,110	10.051	382.07	500	73.1
Total	1,411	264,362,791	100.00

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	1035	190,485,696	72.05	184,044	8.637	389.07	597	78.4
A-	120	24,513,846	9.27	204,282	8.705	395.71	567	76.5
B	171	33,625,946	12.72	196,643	8.502	397.46	567	72.6
C	79	14,765,420	5.59	186,904	8.348	406.58	565	68.8
C-	4	560,200	0.21	140,050	8.640	360.00	528	72.4
D	2	411,682	0.16	205,841	7.926	408.48	528	60.8
Total	1,411	264,362,791	100.00

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	566	94,522,061	35.75	167,000	8.985	378.54	591	78.3
12	85	22,442,531	8.49	264,030	8.264	386.95	589	69.4
24	588	113,587,072	42.97	193,175	8.537	405.68	583	78.7
36	172	33,811,127	12.79	196,576	8.028	384.69	596	72.1
Total	1,411	264,362,791	100.00

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	6	16	3,417,190	1.98	213,574	8.061	360.00	562	78.8
13 - 18	18	1	323,082	0.19	323,082	6.700	354.00	564	53.4
19 - 24	24	806	156,199,068	90.65	193,795	8.814	400.77	584	78.9
25 - 31	31	1	240,600	0.14	240,600	8.700	475.00	758	90.0
32 - 37	36	37	6,968,129	4.04	188,328	8.096	383.15	601	75.9
38 or Greater	60	26	5,164,350	3.00	198,629	8.217	392.21	599	72.9
Total		887	172,312,419	100.00

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
2.001 - 3.000	5	820,700	0.48	164,140	8.162	446.15	591	80.7
3.001 - 4.000	4	754,050	0.44	188,513	7.898	398.08	576	74.6
4.001 - 5.000	29	5,219,671	3.03	179,989	8.883	398.52	577	75.4
5.001 - 6.000	103	20,190,876	11.72	196,028	8.399	392.25	583	75.4
6.001 - 7.000	746	145,327,121	84.34	194,808	8.800	399.70	586	79.1
Total	887	172,312,419	100.00
____________
(1) The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 6.401%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
11.501 - 12.000	1	282,350	0.16	282,350	5.999	358.00	627	74.3
12.001 - 12.500	3	1,012,000	0.59	337,333	6.018	444.43	535	52.1
12.501 - 13.000	16	4,179,828	2.43	261,239	6.250	417.98	620	69.6
13.001 - 13.500	29	6,874,446	3.99	237,050	6.683	411.27	595	70.7
13.501 - 14.000	44	10,915,762	6.33	248,086	7.048	400.67	588	71.1
14.001 - 14.500	79	17,317,820	10.05	219,213	7.466	415.02	580	73.8
14.501 - 15.000	116	24,219,756	14.06	208,791	7.917	395.05	594	76.4
15.001 - 15.500	100	21,068,557	12.23	210,686	8.323	405.18	592	80.6
15.501 - 16.000	130	24,146,239	14.01	185,740	8.831	402.56	582	78.5
16.001 - 16.500	80	13,256,770	7.69	165,710	9.336	385.41	582	82.5
16.501 - 17.000	108	19,772,321	11.47	183,077	9.780	396.87	578	82.5
17.001 - 17.500	41	7,478,910	4.34	182,412	10.333	403.94	577	82.1
17.501 - 18.000	56	9,376,128	5.44	167,431	10.765	382.41	573	83.0
18.001 - 18.500	34	4,531,150	2.63	133,269	11.321	384.61	581	87.0
18.501 - 19.000	32	5,297,489	3.07	165,547	11.753	370.28	574	85.6
19.001 - 19.500	11	1,953,298	1.13	177,573	12.200	375.99	591	87.2
Greater than 19.500	7	629,594	0.37	89,942	13.182	382.95	586	83.2
Total	887	172,312,419	100.00
____________
(1) The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 15.678%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	17	3,560,090	2.07	209,417	8.353	360.00	567	80.2
1.500	772	147,279,687	85.47	190,777	8.866	401.23	586	79.6
3.000	98	21,472,641	12.46	219,109	8.008	390.20	584	71.4
Total	887	172,312,419	100.00
____________
(1) The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.677%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	87	19,587,208	11.37	225,140	7.982	384.65	579	72.9
1.500	800	152,725,210	88.63	190,907	8.847	400.85	586	79.3
Total	887	172,312,419	100.00
____________
(1) The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.443%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.001 - 6.000	12	3,206,873	1.86	267,239	5.817	423.08	614	71.8
6.001 - 7.000	62	15,556,431	9.03	250,910	6.673	406.48	595	69.2
7.001 - 8.000	196	42,001,388	24.38	214,293	7.642	404.13	589	75.0
8.001 - 9.000	247	49,056,974	28.47	198,611	8.585	403.35	585	79.2
9.001 - 10.000	188	33,064,781	19.19	175,876	9.597	392.22	579	82.2
Greater than 10.000	182	29,425,972	17.08	161,681	11.063	385.48	577	84.2
Total	887	172,312,419	100.00
____________
(1) The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 8.745%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
December 2007	16	3,417,190	1.98	213,574	8.061	360.00	562	78.8
December 2008	1	323,082	0.19	323,082	6.700	354.00	564	53.4
January 2009	3	539,085	0.31	179,695	8.446	398.00	593	82.3
February 2009	1	139,930	0.08	139,930	7.440	357.00	599	85.0
March 2009	3	501,691	0.29	167,230	9.470	357.00	600	89.3
April 2009	5	966,710	0.56	193,342	9.437	381.98	555	84.7
May 2009	63	13,862,651	8.05	220,042	8.336	394.49	591	74.8
June 2009	731	140,189,002	81.36	191,777	8.858	401.73	584	79.2
January 2010	1	240,600	0.14	240,600	8.700	475.00	758	90.0
February 2010	1	113,824	0.07	113,824	6.990	356.00	602	89.8
March 2010	1	269,490	0.16	269,490	8.350	357.00	584	90.0
April 2010	5	1,004,444	0.58	200,889	7.795	358.00	582	79.8
May 2010	1	118,920	0.07	118,920	8.000	359.00	600	86.9
June 2010	29	5,461,450	3.17	188,326	8.163	390.16	605	74.0
May 2012	2	604,030	0.35	302,015	7.793	359.00	660	89.9
June 2012	24	4,560,320	2.65	190,013	8.273	396.61	591	70.7
Total	887	172,312,419	100.00
____________
(1) The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is July 2009.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	1,345	246,796,803	93.36	183,492	8.668	393.97	583	76.8
60	62	16,351,958	6.19	263,741	7.770	359.91	658	78.3
120	4	1,214,030	0.46	303,508	7.835	359.50	653	80.4
Total	1,411	264,362,791	100.00

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	5	2,095,250	0.53	419,050	7.028	360.00	595	82.5
30-Year 12-month LIBOR - 60-month Interest Only	1	148,798	0.04	148,798	6.125	343.00	741	80.0
2/28 6-month LIBOR	583	104,816,056	26.28	179,787	9.824	359.71	585	79.5
2/38 6-month LIBOR	176	44,182,176	11.08	251,035	8.624	479.85	579	75.7
2/28 6-month LIBOR - 120-month Interest Only	1	280,000	0.07	280,000	8.750	354.00	658	80.0
2/28 6-month LIBOR - 60-month Interest Only	148	47,312,655	11.86	319,680	8.419	359.56	626	81.5
2/28 6-month LIBOR - 40/30-Year Balloon	36	8,364,023	2.10	232,334	8.682	358.95	566	73.8
2/28 6-month LIBOR - 50/30-Year Balloon	2	264,025	0.07	132,012	8.312	357.42	555	78.3
3/27 12-month LIBOR	2	292,487	0.07	146,243	6.362	359.45	805	80.0
3/27 6-month LIBOR	26	4,717,903	1.18	181,458	8.368	356.43	592	71.3
3/37 6-month LIBOR	5	879,637	0.22	175,927	8.371	479.73	578	65.5
3/27 6-month LIBOR - 60-month Interest Only	11	2,935,141	0.74	266,831	8.214	359.54	636	84.2
3/27 12-month LIBOR - 120-month Interest Only	2	652,000	0.16	326,000	5.712	359.00	742	80.0
3/27 6-month LIBOR - 40/30-Year Balloon	6	939,485	0.24	156,581	7.964	358.17	589	80.5
3/27 6-month LIBOR - 50/30-Year Balloon	3	530,353	0.13	176,784	8.302	357.57	565	75.9
5/25 12-month LIBOR	1	190,713	0.05	190,713	7.500	359.00	775	95.0
5/25 6-month LIBOR	3	469,213	0.12	156,404	7.606	352.53	588	56.2
5/35 12-month LIBOR	1	319,729	0.08	319,729	6.625	478.00	792	80.0
5/35 6-month LIBOR	3	408,960	0.10	136,320	8.160	479.69	558	73.7
5/25 6-month LIBOR - 120-month Interest Only	30	8,606,985	2.16	286,900	6.495	358.53	705	80.3
5/25 12-month LIBOR - 120-month Interest Only	27	7,541,873	1.89	279,329	6.322	359.52	745	80.7
5/25 12-month LIBOR - 60-month Interest Only	1	211,524	0.05	211,524	5.750	360.00	717	80.0
5/25 6-month LIBOR - 40/30-Year Balloon	1	187,429	0.05	187,429	7.000	359.00	591	33.5
7/23 12-month LIBOR	2	594,972	0.15	297,486	5.970	358.48	756	84.8
7/23 12-month LIBOR - 120-month Interest Only	6	1,453,980	0.36	242,330	6.140	360.00	725	80.0
7/23 6-month LIBOR - 120-month Interest Only	1	399,200	0.10	399,200	7.375	360.00	712	80.0
10/20 12-month LIBOR - 120-month Interest Only	19	6,971,392	1.75	366,915	6.862	360.00	729	80.0
10-Year Fixed	2	202,250	0.05	101,125	7.549	120.00	581	41.0
15-Year Fixed	17	1,653,110	0.41	97,242	8.953	175.04	588	71.8
15-Year Fixed - Credit Comeback	1	50,000	0.01	50,000	11.000	180.00	518	50.0
20-Year Fixed	7	844,600	0.21	120,657	10.066	240.00	550	82.3
25-Year Fixed	2	527,600	0.13	263,800	7.587	300.00	578	74.2
30-Year Fixed	591	96,195,548	24.12	162,767	8.515	359.61	597	73.2
30-Year Fixed - Credit Comeback	47	7,881,841	1.98	167,699	8.968	359.84	595	77.7
40-Year Fixed	142	31,705,478	7.95	223,278	7.977	479.78	589	73.1
40-Year Fixed - Credit Comeback	6	1,490,434	0.37	248,406	8.344	479.83	621	84.8
30-Year Fixed - 60-month Interest Only	32	8,617,730	2.16	269,304	7.683	359.94	630	79.6
40/30-Year Fixed Balloon	16	3,673,377	0.92	229,586	7.990	358.78	561	62.0
50/30-Year Fixed Balloon	2	181,150	0.05	90,575	8.245	358.00	671	78.0
Total	1,967	398,789,077	100.00

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	917	199,975,457	50.15	218,076	8.883	359.46	614	79.7
ARM 480	185	45,790,502	11.48	247,516	8.601	479.84	580	75.5
Fixed 120	2	202,250	0.05	101,125	7.549	120.00	581	41.0
Fixed 180	18	1,703,110	0.43	94,617	9.013	175.19	586	71.2
Fixed 240	7	844,600	0.21	120,657	10.066	240.00	550	82.3
Fixed 300	2	527,600	0.13	263,800	7.587	300.00	578	74.2
Fixed 360	688	116,549,647	29.23	169,404	8.467	359.62	598	73.6
Fixed 480	148	33,195,912	8.32	224,297	7.993	479.78	590	73.7
Total	1,967	398,789,077	100.00

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 - 25,000.00	1	17,962	0.00	17,962	9.125	260.00	556	76.5
25,000.01 - 50,000.00	21	1,030,731	0.26	49,082	10.749	357.04	579	55.0
50,000.01 - 75,000.00	177	11,075,092	2.78	62,571	10.744	358.36	581	72.3
75,000.01 - 100,000.00	280	24,595,476	6.17	87,841	9.753	372.34	573	72.4
100,000.01 - 150,000.00	474	58,883,634	14.77	124,227	9.151	376.94	583	74.7
150,000.01 - 200,000.00	303	52,838,689	13.25	174,385	8.721	377.20	596	77.3
200,000.01 - 250,000.00	205	45,609,722	11.44	222,486	8.626	381.10	605	79.0
250,000.01 - 300,000.00	136	37,580,983	9.42	276,331	8.367	387.62	601	76.6
300,000.01 - 350,000.00	83	26,845,561	6.73	323,440	8.271	390.36	612	79.9
350,000.01 - 400,000.00	72	27,128,211	6.80	376,781	8.003	384.39	625	78.2
400,000.01 - 450,000.00	58	25,064,630	6.29	432,149	8.212	374.93	617	78.9
450,000.01 - 500,000.00	58	27,581,759	6.92	475,548	8.245	399.17	619	77.8
500,000.01 - 550,000.00	41	21,633,482	5.42	527,646	8.717	389.11	607	78.8
550,000.01 - 600,000.00	22	12,706,304	3.19	577,559	8.503	386.82	633	82.8
600,000.01 - 650,000.00	11	6,935,332	1.74	630,485	7.369	381.22	633	73.1
650,000.01 - 700,000.00	8	5,425,168	1.36	678,146	7.974	374.80	611	77.0
700,000.01 - 750,000.00	6	4,385,680	1.10	730,947	8.554	380.52	619	78.6
750,000.01 - 800,000.00	2	1,567,600	0.39	783,800	7.766	360.00	611	81.7
800,000.01 - 850,000.00	4	3,310,000	0.83	827,500	8.027	449.18	622	64.5
850,000.01 - 900,000.00	2	1,718,562	0.43	859,281	7.860	359.50	647	75.8
Greater than 900,000.00	3	2,854,500	0.72	951,500	7.366	399.60	641	55.6
Total	1,967	398,789,077	100.00

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	32	4,307,003	1.08	134,594	9.594	357.44	581	84.6
Alaska	4	1,153,900	0.29	288,475	8.951	359.64	583	83.0
Arizona	89	17,406,362	4.36	195,577	8.353	385.91	609	76.4
Arkansas	10	1,533,179	0.38	153,318	9.872	398.22	590	84.1
California	322	103,242,062	25.89	320,628	7.691	390.90	619	72.9
Colorado	29	8,027,358	2.01	276,805	8.498	386.46	590	79.4
Connecticut	21	4,682,788	1.17	222,990	9.360	373.66	605	72.6
Delaware	6	1,094,284	0.27	182,381	8.219	369.96	581	81.3
District of Columbia	3	1,140,000	0.29	380,000	8.902	391.58	579	74.0
Florida	266	48,444,933	12.15	182,124	8.754	378.93	596	74.8
Georgia	69	11,275,953	2.83	163,420	9.957	362.43	594	85.0
Hawaii	15	4,806,451	1.21	320,430	8.125	413.60	618	74.4
Idaho	17	3,353,388	0.84	197,258	8.725	386.22	607	74.2
Illinois	31	7,413,265	1.86	239,138	10.133	372.91	604	84.7
Indiana	25	3,433,156	0.86	137,326	9.787	365.86	618	87.2
Iowa	5	379,978	0.10	75,996	11.288	357.17	575	78.9
Kansas	10	1,373,986	0.34	137,399	9.981	387.76	601	85.1
Kentucky	20	2,111,973	0.53	105,599	9.069	383.93	575	77.8
Louisiana	34	3,833,218	0.96	112,742	9.321	365.09	595	79.0
Maine	10	1,446,322	0.36	144,632	7.869	378.14	606	76.5
Maryland	41	9,011,843	2.26	219,801	8.245	382.11	587	74.2
Massachusetts	15	3,295,714	0.83	219,714	8.634	390.96	617	77.3
Michigan	47	5,280,196	1.32	112,345	10.364	371.22	589	83.8
Minnesota	9	1,262,080	0.32	140,231	9.883	392.95	587	70.7
Mississippi	33	3,223,132	0.81	97,671	9.901	381.22	589	81.5
Missouri	46	5,759,129	1.44	125,198	9.108	371.63	597	83.1
Montana	11	1,723,165	0.43	156,651	8.720	350.13	572	80.4
Nebraska	4	351,100	0.09	87,775	9.702	398.14	591	83.3
Nevada	28	6,981,095	1.75	249,325	8.066	379.84	608	79.1
New Hampshire	5	610,559	0.15	122,112	8.131	407.88	614	73.4
New Jersey	62	14,550,392	3.65	234,684	9.412	369.72	579	74.9
New Mexico	12	2,588,880	0.65	215,740	9.797	364.94	598	79.1
New York	49	16,985,341	4.26	346,640	8.349	401.22	612	76.4
North Carolina	34	5,081,991	1.27	149,470	10.089	393.67	601	79.5
North Dakota	1	119,700	0.03	119,700	9.850	480.00	641	90.0
Ohio	15	1,774,598	0.44	118,307	9.482	338.95	615	81.4
Oklahoma	17	1,926,577	0.48	113,328	10.108	363.01	606	87.9
Oregon	44	8,964,295	2.25	203,734	8.239	409.36	607	79.7
Pennsylvania	84	11,896,781	2.98	141,628	9.207	381.41	587	80.4
Rhode Island	3	760,718	0.19	253,573	7.909	356.84	659	74.8
South Carolina	21	3,095,278	0.78	147,394	9.998	368.84	583	81.5
South Dakota	2	474,050	0.12	237,025	8.987	360.00	610	87.4
Tennessee	43	6,003,537	1.51	139,617	9.260	377.56	582	82.4
Texas	155	21,978,203	5.51	141,795	9.717	358.92	596	79.4
Utah	36	7,511,665	1.88	208,657	8.774	383.53	597	79.7
Vermont	6	1,186,125	0.30	197,688	9.427	388.40	552	71.3
Virginia	47	9,912,585	2.49	210,906	8.444	382.49	607	77.7
Washington	47	11,995,565	3.01	255,225	7.906	384.70	610	74.8
West Virginia	13	1,430,202	0.36	110,016	10.545	366.06	580	78.3
Wisconsin	17	2,065,071	0.52	121,475	10.033	365.85	610	82.3
Wyoming	2	529,950	0.13	264,975	8.758	360.00	574	85.4
Total	1,967	398,789,077	100.00

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	165	26,339,487	6.60	159,633	7.739	384.63	581	39.3
50.01 - 55.00	57	10,232,371	2.57	179,515	7.696	378.31	586	52.8
55.01 - 60.00	83	14,547,003	3.65	175,265	7.902	401.26	579	57.8
60.01 - 65.00	120	25,236,281	6.33	210,302	8.260	392.01	574	63.4
65.01 - 70.00	143	28,084,671	7.04	196,396	8.350	381.24	580	68.6
70.01 - 75.00	193	37,469,393	9.40	194,142	8.499	385.37	583	74.0
75.01 - 80.00	453	97,135,894	24.36	214,428	8.265	377.49	627	79.7
80.01 - 85.00	250	54,908,382	13.77	219,634	8.862	390.28	596	84.3
85.01 - 90.00	362	74,941,458	18.79	207,021	9.499	377.01	612	89.6
90.01 - 95.00	108	23,213,790	5.82	214,943	9.792	370.60	622	94.5
95.01 - 100.00	33	6,680,346	1.68	202,435	9.617	381.20	642	100.0
Total	1,967	398,789,077	100.00

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	162	25,114,487	6.30	155,028	7.745	385.26	576	39.1
50.01 - 55.00	55	9,961,371	2.50	181,116	7.697	377.60	586	52.8
55.01 - 60.00	84	14,714,903	3.69	175,177	7.900	399.91	580	57.7
60.01 - 65.00	117	24,089,281	6.04	205,891	8.251	388.71	573	63.4
65.01 - 70.00	143	28,084,671	7.04	196,396	8.350	381.24	580	68.6
70.01 - 75.00	191	36,685,142	9.20	192,069	8.513	384.67	584	73.8
75.01 - 80.00	361	70,595,678	17.70	195,556	8.896	384.16	589	79.4
80.01 - 85.00	250	54,884,333	13.76	219,537	8.895	392.20	596	83.8
85.01 - 90.00	366	76,325,458	19.14	208,540	9.460	377.00	612	89.4
90.01 - 95.00	112	23,993,291	6.02	214,226	9.703	370.14	623	94.1
95.01 - 100.00	126	34,340,461	8.61	272,543	7.213	366.12	709	82.9
Total	1,967	398,789,077	100.00
____________
(1) The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
4.501 - 5.000	2	548,400	0.14	274,200	4.803	411.31	685	72.9
5.001 - 5.500	13	4,308,614	1.08	331,432	5.468	358.20	728	79.6
5.501 - 6.000	27	8,499,516	2.13	314,797	5.847	376.55	690	76.9
6.001 - 6.500	70	22,115,143	5.55	315,931	6.379	385.96	647	70.6
6.501 - 7.000	153	41,877,995	10.50	273,712	6.844	385.14	630	69.7
7.001 - 7.500	168	40,168,977	10.07	239,101	7.346	389.48	609	72.2
7.501 - 8.000	228	54,605,652	13.69	239,498	7.817	388.12	604	74.3
8.001 - 8.500	178	39,518,522	9.91	222,014	8.325	389.39	600	76.9
8.501 - 9.000	215	38,326,402	9.61	178,262	8.803	382.75	585	76.4
9.001 - 9.500	146	28,421,914	7.13	194,671	9.294	385.56	585	77.4
9.501 - 10.000	192	33,943,656	8.51	176,790	9.790	371.79	590	80.8
10.001 - 10.500	143	24,159,384	6.06	168,947	10.298	371.62	592	81.4
10.501 - 11.000	134	21,386,304	5.36	159,599	10.806	369.66	578	85.0
11.001 - 11.500	100	14,968,558	3.75	149,686	11.351	383.80	587	85.8
11.501 - 12.000	117	15,882,866	3.98	135,751	11.786	371.12	571	84.0
12.001 - 12.500	48	6,197,144	1.55	129,107	12.293	377.53	568	86.1
12.501 - 13.000	15	2,395,564	0.60	159,704	12.746	367.59	595	89.0
13.001 - 13.500	11	1,056,626	0.26	96,057	13.183	359.60	610	87.6
13.501 - 14.000	4	224,200	0.06	56,050	13.707	360.00	604	76.2
Greater than 14.000	3	183,640	0.05	61,213	14.742	360.00	625	83.0
Total	1,967	398,789,077	100.00

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	1,538	297,059,980	74.49	193,147	8.667	383.25	599	76.5
Planned Unit Development	271	68,218,816	17.11	251,730	8.625	378.42	614	79.8
Low-Rise Condominium	90	18,408,828	4.62	204,543	8.308	377.07	619	73.7
Two Family Home	46	11,404,938	2.86	247,933	8.955	383.76	616	75.5
Manufactured Housing(1)	10	1,292,837	0.32	129,284	9.119	394.89	633	60.6
High-Rise Condominium	5	1,080,546	0.27	216,109	8.496	359.88	647	73.2
Three Family Home	5	930,670	0.23	186,134	9.512	360.00	641	83.4
Four Family Home	2	392,460	0.10	196,230	10.134	414.57	638	73.1
Total	1,967	398,789,077	100.00
____________
(1) Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	1,369	276,265,568	69.28	201,801	8.554	387.77	589	73.9
Purchase	422	92,153,630	23.11	218,374	9.147	366.46	645	85.4
Refinance - Rate/Term	176	30,369,879	7.62	172,556	8.089	377.98	608	78.2
Total	1,967	398,789,077	100.00

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	1,810	378,575,070	94.93	209,157	8.595	382.38	603	77.1
Investment Property	127	15,959,523	4.00	125,666	9.924	376.21	627	73.7
Second Home	30	4,254,483	1.07	141,816	9.302	379.33	592	70.4
Total	1,967	398,789,077	100.00
____________
(1) Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 - 120	3	253,609	0.06	84,536	7.818	115.14	584	48.9
121 - 180	17	1,651,750	0.41	97,162	9.017	177.65	586	70.9
181 - 300	10	1,390,162	0.35	139,016	9.113	263.03	560	79.2
301 - 360	1,604	316,507,142	79.37	197,324	8.730	359.52	608	77.4
Greater than 360	333	78,986,414	19.81	237,196	8.346	479.81	584	74.8
Total	1,967	398,789,077	100.00

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	1,413	248,458,004	62.30	175,837	8.776	384.01	586	79.2
Stated Income	464	124,031,545	31.10	267,309	8.890	382.96	610	71.7
Reduced	55	17,495,355	4.39	318,097	6.602	360.84	728	78.4
Full/Alternative	32	8,088,570	2.03	252,768	6.001	358.50	742	80.3
Stated Income/Stated Asset	2	524,890	0.13	262,445	6.012	358.00	787	80.0
No Income/No Asset	1	190,713	0.05	190,713	7.500	359.00	775	95.0
Total	1,967	398,789,077	100.00

Credit Bureau Risk Scores for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
801 - 820	8	2,088,567	0.52	261,071	6.187	359.39	810	80.0
781 - 800	7	2,006,439	0.50	286,634	5.976	378.47	788	78.5
761 - 780	13	4,087,136	1.02	314,395	6.490	358.64	769	81.7
741 - 760	15	3,788,179	0.95	252,545	7.004	362.75	749	79.4
721 - 740	21	6,641,233	1.67	316,249	6.651	358.87	729	80.8
701 - 720	42	10,680,488	2.68	254,297	7.485	363.93	709	81.9
681 - 700	45	10,836,800	2.72	240,818	7.905	377.53	690	78.5
661 - 680	71	18,296,401	4.59	257,696	8.239	375.65	671	79.0
641 - 660	139	32,556,285	8.16	234,218	8.667	374.67	649	80.3
621 - 640	175	42,622,990	10.69	243,560	8.469	382.72	629	79.8
601 - 620	268	59,697,280	14.97	222,751	8.587	380.26	610	80.9
581 - 600	291	58,817,560	14.75	202,122	8.650	382.94	590	76.9
561 - 580	263	48,234,123	12.10	183,400	8.896	383.19	570	76.0
541 - 560	246	42,610,448	10.68	173,213	8.985	392.71	551	73.4
521 - 540	206	31,307,966	7.85	151,980	9.511	393.85	531	69.0
501 - 520	153	24,184,496	6.06	158,069	9.736	388.46	512	68.1
500 or Less	4	332,687	0.08	83,172	10.830	356.59	500	68.0
Total	1,967	398,789,077	100.00

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	1,398	299,769,459	75.17	214,427	8.574	378.78	616	78.7
A-	153	31,838,683	7.98	208,096	8.566	382.17	576	72.5
B	213	36,434,269	9.14	171,053	8.955	400.20	567	73.7
C	174	26,629,808	6.68	153,045	9.319	389.79	548	68.4
C-	19	2,983,058	0.75	157,003	8.465	422.30	546	61.3
D	10	1,133,799	0.28	113,380	8.206	392.22	552	56.7
Total	1,967	398,789,077	100.00

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	545	108,312,561	27.16	198,739	9.256	373.87	607	77.6
12	108	34,516,326	8.66	319,596	8.276	381.43	634	77.4
24	604	126,418,730	31.70	209,303	8.960	388.00	591	78.8
36	185	33,981,228	8.52	183,682	8.097	372.68	615	72.7
60	525	95,560,232	23.96	182,019	7.908	387.23	601	74.8
Total	1,967	398,789,077	100.00

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	6	5	2,095,250	0.85	419,050	7.028	360.00	595	82.5
7 - 12	10	6	673,954	0.27	112,326	8.475	345.61	635	81.0
13 - 18	16	10	2,082,945	0.85	208,295	8.824	348.89	602	86.7
19 - 24	24	934	203,101,558	82.64	217,453	9.193	385.86	592	78.8
25 - 31	27	2	168,813	0.07	84,406	8.254	351.30	636	82.2
32 - 37	35	50	10,287,469	4.19	205,749	8.070	369.30	618	75.6
38 or Greater	77	95	27,355,970	11.13	287,958	6.573	362.40	721	79.7
Total		1,102	245,765,958	100.00

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
2.001 - 3.000	84	24,869,210	10.12	296,062	6.399	360.59	736	80.3
3.001 - 4.000	8	1,399,118	0.57	174,890	9.143	358.52	611	84.6
4.001 - 5.000	29	5,810,595	2.36	200,365	8.434	382.49	596	72.1
5.001 - 6.000	112	21,943,816	8.93	195,927	8.769	377.68	597	76.1
6.001 - 7.000	616	138,647,856	56.41	225,078	9.214	384.80	596	79.9
7.001 - 8.000	234	49,593,941	20.18	211,940	8.981	388.00	586	77.0
8.001 - 9.000	15	2,642,240	1.08	176,149	9.103	368.17	586	81.1
9.001 - 10.000	3	796,000	0.32	265,333	11.545	359.44	596	79.3
10.001 - 11.000	1	63,183	0.03	63,183	12.250	359.00	641	80.0
Total	1,102	245,765,958	100.00
____________
(1) The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 6.226%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
9.001 - 10.000	1	313,900	0.13	313,900	4.750	360.00	783	80.0
10.001 - 10.500	1	200,000	0.08	200,000	5.375	358.00	701	80.0
10.501 - 11.000	16	4,539,989	1.85	283,749	5.823	359.67	746	81.8
11.001 - 11.500	25	8,496,994	3.46	339,880	5.939	358.88	734	80.0
11.501 - 12.000	17	5,583,527	2.27	328,443	6.517	370.68	734	79.4
12.001 - 12.500	16	3,686,963	1.50	230,435	6.850	373.16	706	76.6
12.501 - 13.000	27	7,796,750	3.17	288,769	6.728	376.29	655	71.7
13.001 - 13.500	33	10,125,000	4.12	306,818	6.861	392.76	624	77.0
13.501 - 14.000	62	18,114,207	7.37	292,165	7.168	382.05	609	74.1
14.001 - 14.500	63	16,018,374	6.52	254,260	7.558	395.11	586	73.2
14.501 - 15.000	105	24,905,632	10.13	237,196	8.018	394.59	589	73.3
15.001 - 15.500	88	22,386,522	9.11	254,392	8.448	387.30	600	76.8
15.501 - 16.000	99	21,650,670	8.81	218,694	8.973	392.66	583	76.3
16.001 - 16.500	91	20,668,831	8.41	227,130	9.425	383.74	589	78.6
16.501 - 17.000	112	22,487,049	9.15	200,777	9.810	375.34	593	82.0
17.001 - 17.500	71	14,194,461	5.78	199,922	10.297	377.45	604	84.3
17.501 - 18.000	82	15,609,163	6.35	190,356	10.839	368.94	584	86.8
18.001 - 18.500	68	11,247,281	4.58	165,401	11.359	377.51	596	87.0
18.501 - 19.000	68	10,709,214	4.36	157,488	11.773	374.23	574	85.3
19.001 - 19.500	30	4,019,847	1.64	133,995	12.314	383.00	565	86.2
Greater than 19.500	27	3,011,582	1.23	111,540	12.990	365.90	596	87.1
Total	1,102	245,765,958	100.00
____________
(1) The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 15.523%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	6	2,247,250	0.91	374,542	7.118	360.00	601	82.3
1.500	793	172,556,448	70.21	217,600	9.304	385.58	593	80.1
2.000	7	1,284,532	0.52	183,505	6.220	358.60	743	80.4
3.000	216	45,733,809	18.61	211,731	8.482	380.80	593	73.6
5.000	57	17,368,283	7.07	304,707	6.531	361.89	739	80.4
6.000	23	6,575,636	2.68	285,897	6.005	357.29	729	79.1
Total	1,102	245,765,958	100.00
____________
(1) The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 2.145%.

Subsequent Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	199	43,059,013	17.52	216,377	8.358	381.35	593	73.2
1.500	816	177,586,393	72.26	217,630	9.289	385.03	594	80.1
2.000	87	25,120,553	10.22	288,742	6.401	360.55	735	80.0
Total	1,102	245,765,958	100.00
____________
(1) The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.464%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
2.001 - 3.000	81	24,262,053	9.87	299,532	6.363	360.65	737	80.2
3.001 - 4.000	2	391,996	0.16	195,998	6.281	358.00	723	83.3
4.001 - 5.000	2	514,500	0.21	257,250	6.984	411.43	610	72.4
5.001 - 6.000	8	3,049,314	1.24	381,164	5.825	402.61	621	74.0
6.001 - 7.000	65	20,398,702	8.30	313,826	6.723	387.18	611	73.7
7.001 - 8.000	161	42,750,825	17.39	265,533	7.628	393.63	598	73.6
8.001 - 9.000	197	45,779,266	18.63	232,382	8.561	391.16	593	76.3
9.001 - 10.000	224	46,595,614	18.96	208,016	9.566	379.31	588	79.2
Greater than 10.000	362	62,023,689	25.24	171,336	11.144	374.34	588	85.7
Total	1,102	245,765,958	100.00
____________
(1) The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 8.415%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
December 2007	5	2,095,250	0.85	419,050	7.028	360.00	595	82.5
January 2008	1	148,798	0.06	148,798	6.125	343.00	741	80.0
March 2008	1	52,483	0.02	52,483	8.500	345.00	581	65.0
April 2008	3	355,473	0.14	118,491	9.233	346.00	615	84.1
June 2008	2	401,865	0.16	200,932	8.707	340.21	542	83.5
August 2008	1	132,533	0.05	132,533	6.950	338.00	652	80.0
September 2008	1	220,400	0.09	220,400	7.875	351.00	614	80.0
October 2008	4	1,029,763	0.42	257,441	9.114	351.14	604	91.0
November 2008	1	79,633	0.03	79,633	9.750	353.00	549	85.0
December 2008	2	335,952	0.14	167,976	9.333	354.00	646	82.5
January 2009	3	937,251	0.38	312,417	7.850	355.00	634	88.9
February 2009	2	464,889	0.19	232,445	8.338	356.00	599	81.0
March 2009	10	2,284,651	0.93	228,465	7.758	366.96	657	83.2
April 2009	19	4,098,002	1.67	215,684	8.727	372.62	575	71.3
May 2009	140	28,918,847	11.77	206,563	8.982	379.36	591	77.0
June 2009	759	166,091,918	67.58	218,830	9.273	387.88	592	79.2
July 2009	1	306,000	0.12	306,000	8.350	360.00	602	69.5
September 2009	1	118,632	0.05	118,632	7.875	351.00	591	78.9
October 2009	1	50,181	0.02	50,181	9.150	352.00	742	90.0
February 2010	3	774,224	0.32	258,075	7.786	356.00	679	84.7
March 2010	4	965,047	0.39	241,262	7.820	357.00	575	76.6
April 2010	4	858,841	0.35	214,710	7.883	358.00	634	82.3
May 2010	10	2,143,460	0.87	214,346	7.247	372.15	669	77.7
June 2010	28	5,414,856	2.20	193,388	8.549	374.29	590	72.2
July 2010	1	131,040	0.05	131,040	6.500	360.00	795	80.0
January 2011	1	206,213	0.08	206,213	5.875	343.00	641	52.5
March 2012	3	678,376	0.28	226,125	6.750	357.00	712	80.0
April 2012	23	6,851,874	2.79	297,908	5.927	363.60	734	80.8
May 2012	6	1,637,102	0.67	272,850	7.112	368.16	689	73.1
June 2012	33	8,125,976	3.31	246,242	6.899	364.19	711	80.0
July 2012	1	436,885	0.18	436,885	5.625	360.00	701	80.0
April 2014	1	452,472	0.18	452,472	6.000	358.00	768	80.0
June 2014	7	1,783,392	0.73	254,770	6.382	360.00	722	81.6
July 2014	1	212,288	0.09	212,288	6.250	360.00	722	80.0
June 2017	17	6,071,392	2.47	357,141	6.739	360.00	727	80.0
July 2017	2	900,000	0.37	450,000	7.691	360.00	739	80.0
Total	1,102	245,765,958	100.00
____________
(1) The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is November 2009.

Interest Only Periods for the Group 2 Mortgage Loans

in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	1,688	313,657,799	78.65	185,816	8.900	388.24	589	75.7
60	193	59,225,848	14.85	306,870	8.286	359.58	628	81.4
120	86	25,905,430	6.50	301,226	6.541	359.28	725	80.3
Total	1,967	398,789,077	100.00

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	21	5,512,440	0.83	262,497	7.668	360.00	575	80.2
30-Year 12-month LIBOR - 60-month Interest Only	1	148,798	0.02	148,798	6.125	343.00	741	80.0
2/28 6-month LIBOR	1,089	193,891,926	29.24	178,046	9.516	359.77	584	79.4
2/38 6-month LIBOR	420	97,415,668	14.69	231,942	8.538	479.88	574	76.7
2/28 6-month LIBOR - 120-month Interest Only	1	280,000	0.04	280,000	8.750	354.00	658	80.0
2/28 6-month LIBOR - 60-month Interest Only	196	59,423,093	8.96	303,179	8.331	359.63	632	81.7
2/28 6-month LIBOR - 40/30-Year Balloon	45	10,466,373	1.58	232,586	8.493	358.97	566	73.7
2/28 6-month LIBOR - 50/30-Year Balloon	2	264,025	0.04	132,012	8.312	357.42	555	78.3
3/27 12-month LIBOR	2	292,487	0.04	146,243	6.362	359.45	805	80.0
3/27 6-month LIBOR	47	8,272,842	1.25	176,018	8.463	357.82	594	73.2
3/37 6-month LIBOR	13	2,492,846	0.38	191,757	8.039	479.42	600	75.5
3/27 6-month LIBOR - 60-month Interest Only	15	3,992,261	0.60	266,151	7.972	359.66	640	79.3
3/27 12-month LIBOR - 120-month Interest Only	2	652,000	0.10	326,000	5.712	359.00	742	80.0
3/27 6-month LIBOR - 40/30-Year Balloon	7	1,053,310	0.16	150,473	7.859	357.94	591	81.5
3/27 6-month LIBOR - 50/30-Year Balloon	7	1,399,988	0.21	199,998	7.992	357.84	576	79.7
5/25 12-month LIBOR	1	190,713	0.03	190,713	7.500	359.00	775	95.0
5/25 6-month LIBOR	20	3,028,283	0.46	151,414	8.703	358.84	586	72.6
5/35 12-month LIBOR	1	319,729	0.05	319,729	6.625	478.00	792	80.0
5/35 6-month LIBOR	8	1,800,210	0.27	225,026	7.483	479.93	571	64.3
5/25 6-month LIBOR - 120-month Interest Only	34	9,821,015	1.48	288,853	6.660	358.65	699	80.3
5/25 12-month LIBOR - 120-month Interest Only	27	7,541,873	1.14	279,329	6.322	359.52	745	80.7
5/25 12-month LIBOR - 60-month Interest Only	1	211,524	0.03	211,524	5.750	360.00	717	80.0
5/25 6-month LIBOR - 40/30-Year Balloon	1	187,429	0.03	187,429	7.000	359.00	591	33.5
7/23 12-month LIBOR	2	594,972	0.09	297,486	5.970	358.48	756	84.8
7/23 12-month LIBOR - 120-month Interest Only	6	1,453,980	0.22	242,330	6.140	360.00	725	80.0
7/23 6-month LIBOR - 120-month Interest Only	1	399,200	0.06	399,200	7.375	360.00	712	80.0
10/20 12-month LIBOR - 120-month Interest Only	19	6,971,392	1.05	366,915	6.862	360.00	729	80.0
10-Year Fixed	2	202,250	0.03	101,125	7.549	120.00	581	41.0
15-Year Fixed	27	2,698,547	0.41	99,946	8.607	176.92	592	69.3
15-Year Fixed - Credit Comeback	1	50,000	0.01	50,000	11.000	180.00	518	50.0
20-Year Fixed	16	1,952,876	0.29	122,055	8.608	240.00	589	73.0
25-Year Fixed	5	1,010,600	0.15	202,120	7.588	300.00	600	73.0
30-Year Fixed	963	160,018,035	24.13	166,166	8.465	359.67	595	73.5
30-Year Fixed - Credit Comeback	67	10,946,271	1.65	163,377	8.881	359.58	600	78.7
40-Year Fixed	230	48,538,339	7.32	211,036	8.118	479.83	587	74.0
40-Year Fixed - Credit Comeback	7	1,585,934	0.24	226,562	8.346	479.84	619	84.1
30-Year Fixed - 60-month Interest Only	42	11,802,130	1.78	281,003	7.524	359.94	640	76.1
40/30-Year Fixed Balloon	26	6,006,395	0.91	231,015	8.378	359.07	566	63.5
50/30-Year Fixed Balloon	3	262,114	0.04	87,371	8.146	357.69	655	81.7
Total	3,378	663,151,868	100.00

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	1,547	316,049,923	47.66	204,299	8.892	359.59	606	79.5
ARM 480	442	102,028,454	15.39	230,834	8.501	479.86	576	76.5
Fixed 120	2	202,250	0.03	101,125	7.549	120.00	581	41.0
Fixed 180	28	2,748,547	0.41	98,162	8.651	176.98	590	69.0
Fixed 240	16	1,952,876	0.29	122,055	8.608	240.00	589	73.0
Fixed 300	5	1,010,600	0.15	202,120	7.588	300.00	600	73.0
Fixed 360	1,101	189,034,945	28.51	171,694	8.427	359.66	597	73.7
Fixed 480	237	50,124,273	7.56	211,495	8.125	479.83	588	74.3
Total	3,378	663,151,868	100.00

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 - 25,000.00	1	17,962	0.00	17,962	9.125	260.00	556	76.5
25,000.01 - 50,000.00	22	1,080,731	0.16	49,124	10.712	362.73	578	54.8
50,000.01 - 75,000.00	231	14,513,073	2.19	62,827	10.753	358.04	581	73.9
75,000.01 - 100,000.00	442	38,965,795	5.88	88,158	9.556	373.31	579	74.9
100,000.01 - 150,000.00	877	108,898,931	16.42	124,172	8.984	379.88	585	76.0
150,000.01 - 200,000.00	582	101,836,247	15.36	174,976	8.738	382.93	589	77.5
200,000.01 - 250,000.00	377	83,896,100	12.65	222,536	8.660	385.23	597	78.0
250,000.01 - 300,000.00	291	80,568,898	12.15	276,869	8.414	391.97	596	76.8
300,000.01 - 350,000.00	178	57,972,754	8.74	325,690	8.144	396.43	599	78.4
350,000.01 - 400,000.00	139	52,490,740	7.92	377,631	8.133	394.11	608	75.9
400,000.01 - 450,000.00	79	33,783,249	5.09	427,636	8.201	382.83	615	77.6
450,000.01 - 500,000.00	59	28,080,759	4.23	475,945	8.239	398.48	619	78.0
500,000.01 - 550,000.00	42	22,143,482	3.34	527,226	8.776	391.20	608	79.0
550,000.01 - 600,000.00	22	12,706,304	1.92	577,559	8.503	386.82	633	82.8
600,000.01 - 650,000.00	11	6,935,332	1.05	630,485	7.369	381.22	633	73.1
650,000.01 - 700,000.00	8	5,425,168	0.82	678,146	7.974	374.80	611	77.0
700,000.01 - 750,000.00	6	4,385,680	0.66	730,947	8.554	380.52	619	78.6
750,000.01 - 800,000.00	2	1,567,600	0.24	783,800	7.766	360.00	611	81.7
800,000.01 - 850,000.00	4	3,310,000	0.50	827,500	8.027	449.18	622	64.5
850,000.01 - 900,000.00	2	1,718,562	0.26	859,281	7.860	359.50	647	75.8
Greater than 900,000.00	3	2,854,500	0.43	951,500	7.366	399.60	641	55.6
Total	3,378	663,151,868	100.00

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	50	6,501,949	0.98	130,039	9.599	368.42	583	83.7
Alaska	13	2,724,200	0.41	209,554	8.566	377.94	600	84.0
Arizona	130	24,348,964	3.67	187,300	8.374	389.50	605	77.7
Arkansas	14	2,040,129	0.31	145,723	9.501	388.72	590	82.7
California	477	147,691,177	22.27	309,625	7.715	401.21	608	72.2
Colorado	45	12,014,220	1.81	266,983	8.558	383.69	592	80.6
Connecticut	39	8,182,418	1.23	209,806	9.361	375.67	592	74.4
Delaware	9	1,457,994	0.22	161,999	8.673	392.40	576	81.5
District of Columbia	13	3,836,135	0.58	295,087	8.133	401.39	600	70.8
Florida	412	75,184,007	11.34	182,485	8.713	383.54	592	75.1
Georgia	133	19,840,590	2.99	149,177	9.669	367.19	595	84.6
Hawaii	17	5,552,651	0.84	326,627	7.934	406.40	619	73.8
Idaho	30	5,370,154	0.81	179,005	8.887	391.30	597	76.8
Illinois	111	21,740,724	3.28	195,862	9.422	374.70	593	81.8
Indiana	44	5,561,257	0.84	126,392	9.767	365.35	608	87.0
Iowa	12	1,388,778	0.21	115,731	10.331	370.89	589	82.3
Kansas	22	3,262,084	0.49	148,277	9.417	376.24	592	82.6
Kentucky	26	2,857,250	0.43	109,894	9.125	377.45	580	80.0
Louisiana	43	4,860,053	0.73	113,024	9.157	363.78	587	79.0
Maine	15	2,272,072	0.34	151,471	8.597	371.54	597	78.6
Maryland	100	20,897,952	3.15	208,980	8.472	388.28	587	76.7
Massachusetts	52	11,330,483	1.71	217,894	8.692	391.85	605	78.0
Michigan	71	8,312,420	1.25	117,076	10.090	370.05	589	84.5
Minnesota	22	4,222,191	0.64	191,918	9.087	374.07	601	75.8
Mississippi	45	4,916,552	0.74	109,257	9.705	383.51	585	81.9
Missouri	72	9,197,357	1.39	127,741	9.444	381.24	591	83.2
Montana	17	3,030,157	0.46	178,245	8.413	354.21	590	81.1
Nebraska	5	418,300	0.06	83,660	10.063	392.02	583	82.7
Nevada	41	9,305,715	1.40	226,969	7.971	381.68	604	77.8
New Hampshire	12	2,037,191	0.31	169,766	8.302	374.14	597	76.6
New Jersey	110	24,623,818	3.71	223,853	9.122	375.71	584	74.5
New Mexico	35	6,735,085	1.02	192,431	9.211	379.73	596	76.6
New York	120	36,116,644	5.45	300,972	8.326	393.48	600	72.4
North Carolina	66	9,799,244	1.48	148,473	9.999	389.46	596	80.2
North Dakota	1	119,700	0.02	119,700	9.850	480.00	641	90.0
Ohio	27	3,068,582	0.46	113,651	9.897	364.26	605	83.5
Oklahoma	29	3,318,887	0.50	114,444	9.751	368.80	610	88.2
Oregon	71	13,553,111	2.04	190,889	8.291	408.60	597	79.3
Pennsylvania	133	19,447,300	2.93	146,220	9.046	382.52	588	81.1
Rhode Island	7	1,528,209	0.23	218,316	8.096	347.85	626	72.2
South Carolina	35	5,064,630	0.76	144,704	9.768	372.96	576	81.5
South Dakota	4	995,500	0.15	248,875	10.513	360.00	590	88.2
Tennessee	61	8,755,512	1.32	143,533	9.069	379.78	591	82.1
Texas	281	38,083,622	5.74	135,529	9.369	360.91	592	79.0
Utah	69	13,527,714	2.04	196,054	8.728	379.29	595	79.2
Vermont	9	1,805,624	0.27	200,625	8.832	385.30	569	69.4
Virginia	86	17,221,290	2.60	200,248	8.362	385.61	597	78.7
Washington	89	21,849,929	3.29	245,505	7.990	400.30	597	75.9
West Virginia	17	1,959,602	0.30	115,271	10.483	364.42	585	79.5
Wisconsin	32	4,321,793	0.65	135,056	9.832	375.13	613	83.3
Wyoming	4	900,950	0.14	225,238	9.120	360.00	569	85.5
Total	3,378	663,151,868	100.00

Loan-to-Value Ratios for the Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	234	39,233,973	5.92	167,667	7.624	383.55	583	40.2
50.01 - 55.00	89	16,814,838	2.54	188,931	7.584	383.03	584	52.8
55.01 - 60.00	133	25,383,443	3.83	190,853	7.806	396.06	579	57.7
60.01 - 65.00	201	41,459,566	6.25	206,266	8.088	391.09	575	63.3
65.01 - 70.00	238	46,999,356	7.09	197,476	8.228	390.40	578	68.5
70.01 - 75.00	382	74,566,756	11.24	195,201	8.447	387.76	580	73.9
75.01 - 80.00	780	154,612,948	23.31	198,222	8.446	383.06	610	79.6
80.01 - 85.00	446	93,577,322	14.11	209,815	8.945	390.78	594	84.3
85.01 - 90.00	661	129,043,517	19.46	195,225	9.360	384.06	609	89.5
90.01 - 95.00	172	33,435,489	5.04	194,392	9.671	374.18	620	94.4
95.01 - 100.00	42	8,024,659	1.21	191,063	9.593	379.44	645	99.9
Total	3,378	663,151,868	100.00

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	230	37,811,473	5.70	164,398	7.626	383.43	580	40.1
50.01 - 55.00	86	16,293,838	2.46	189,463	7.586	383.03	583	52.9
55.01 - 60.00	133	25,176,343	3.80	189,296	7.820	395.84	579	57.7
60.01 - 65.00	198	40,312,566	6.08	203,599	8.077	389.10	574	63.3
65.01 - 70.00	238	46,999,356	7.09	197,476	8.228	390.40	578	68.5
70.01 - 75.00	374	72,026,605	10.86	192,585	8.466	387.55	580	73.9
75.01 - 80.00	684	127,752,668	19.26	186,773	8.828	388.32	585	79.4
80.01 - 85.00	448	94,000,223	14.17	209,822	8.955	391.68	594	83.9
85.01 - 90.00	668	130,972,517	19.75	196,067	9.321	383.81	609	89.2
90.01 - 95.00	178	34,731,040	5.24	195,118	9.597	372.60	621	93.9
95.01 - 100.00	141	37,075,238	5.59	262,945	7.369	367.91	703	83.4
Total	3,378	663,151,868	100.00
____________
(1) The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
4.501 - 5.000	2	548,400	0.08	274,200	4.803	411.31	685	72.9
5.001 - 5.500	14	4,603,614	0.69	328,830	5.462	366.01	716	79.0
5.501 - 6.000	40	11,881,388	1.79	297,035	5.855	386.69	671	74.1
6.001 - 6.500	101	29,634,869	4.47	293,415	6.373	386.69	638	69.6
6.501 - 7.000	242	63,641,426	9.60	262,981	6.853	386.42	619	68.0
7.001 - 7.500	301	68,856,832	10.38	228,760	7.362	393.94	599	71.0
7.501 - 8.000	432	95,992,256	14.48	222,204	7.818	389.29	601	74.4
8.001 - 8.500	364	75,083,093	11.32	206,272	8.323	392.44	596	77.6
8.501 - 9.000	447	79,314,143	11.96	177,437	8.806	388.42	585	78.0
9.001 - 9.500	270	47,951,694	7.23	177,599	9.299	383.92	585	79.3
9.501 - 10.000	364	63,397,763	9.56	174,170	9.789	381.27	584	81.7
10.001 - 10.500	202	34,384,002	5.18	170,218	10.303	380.46	588	81.9
10.501 - 11.000	203	32,526,042	4.90	160,227	10.799	373.57	577	84.3
11.001 - 11.500	141	20,234,771	3.05	143,509	11.333	383.11	586	86.1
11.501 - 12.000	155	22,293,555	3.36	143,829	11.780	370.36	571	84.2
12.001 - 12.500	60	8,318,395	1.25	138,640	12.267	376.79	574	86.0
12.501 - 13.000	16	2,690,764	0.41	168,173	12.724	366.76	598	88.1
13.001 - 13.500	13	1,165,141	0.18	89,626	13.189	359.64	605	87.6
13.501 - 14.000	6	344,419	0.05	57,403	13.726	383.17	592	78.0
Greater than 14.000	5	289,300	0.04	57,860	14.552	382.36	598	85.6
Total	3,378	663,151,868	100.00

Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	2,703	510,569,002	76.99	188,890	8.637	386.78	594	76.6
Planned Unit Development	426	98,571,835	14.86	231,389	8.660	380.83	607	80.1
Low-Rise Condominium	136	26,842,160	4.05	197,369	8.488	385.88	610	75.5
Two Family Home	82	21,133,266	3.19	257,723	8.739	390.81	610	72.4
Three Family Home	13	3,184,760	0.48	244,982	8.181	378.08	616	68.1
Manufactured Housing(1)	10	1,292,837	0.19	129,284	9.119	394.89	633	60.6
High-Rise Condominium	5	1,080,546	0.16	216,109	8.496	359.88	647	73.2
Four Family Home	3	477,460	0.07	159,153	10.217	404.85	638	75.2
Total	3,378	663,151,868	100.00
____________
(1) Treated as real property.

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	2,521	502,416,195	75.76	199,292	8.544	389.55	588	74.8
Purchase	537	104,932,855	15.82	195,406	9.291	368.85	640	85.6
Refinance - Rate/Term	320	55,802,818	8.41	174,384	8.242	385.41	603	79.5
Total	3,378	663,151,868	100.00

Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	3,170	634,771,643	95.72	200,243	8.592	386.03	596	77.0
Investment Property	164	21,966,813	3.31	133,944	9.742	385.90	626	75.0
Second Home	44	6,413,412	0.97	145,759	9.346	375.98	604	68.9
Total	3,378	663,151,868	100.00
____________
(1) Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 - 120	3	253,609	0.04	84,536	7.818	115.14	584	48.9
121 - 180	27	2,697,188	0.41	99,896	8.646	178.52	590	68.8
181 - 300	22	2,981,438	0.45	135,520	8.265	260.46	593	73.0
301 - 360	2,647	505,066,907	76.16	190,807	8.718	359.62	603	77.3
Greater than 360	679	152,152,726	22.94	224,084	8.377	479.85	580	75.8
Total	3,378	663,151,868	100.00

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	2,424	427,076,547	64.40	176,187	8.611	387.39	585	79.0
Stated Income	864	209,775,793	31.63	242,796	8.969	386.21	606	72.2
Reduced	55	17,495,355	2.64	318,097	6.602	360.84	728	78.4
Full/Alternative	32	8,088,570	1.22	252,768	6.001	358.50	742	80.3
Stated Income/Stated Asset....	2	524,890	0.08	262,445	6.012	358.00	787	80.0
No Income/No Asset	1	190,713	0.03	190,713	7.500	359.00	775	95.0
Total	3,378	663,151,868	100.00

Credit Bureau Risk Scores for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
801 - 820	8	2,088,567	0.31	261,071	6.187	359.39	810	80.0
781 - 800	7	2,006,439	0.30	286,634	5.976	378.47	788	78.5
761 - 780	16	4,649,268	0.70	290,579	6.613	362.02	769	82.0
741 - 760	18	4,347,779	0.66	241,543	7.346	368.76	750	80.1
721 - 740	23	6,947,983	1.05	302,086	6.631	359.56	729	80.6
701 - 720	53	13,240,925	2.00	249,829	7.576	365.00	709	81.0
681 - 700	59	13,613,824	2.05	230,743	7.814	373.87	690	77.8
661 - 680	126	28,894,252	4.36	229,319	8.183	370.67	670	80.6
641 - 660	251	55,558,453	8.38	221,348	8.498	376.76	649	79.9
621 - 640	315	70,861,201	10.69	224,956	8.496	382.18	630	78.7
601 - 620	426	87,944,834	13.26	206,443	8.582	382.21	610	80.6
581 - 600	529	101,041,277	15.24	191,004	8.707	386.83	590	77.4
561 - 580	518	94,540,231	14.26	182,510	8.717	389.82	570	76.0
541 - 560	440	79,418,705	11.98	180,497	8.866	396.64	551	74.2
521 - 540	335	55,356,836	8.35	165,244	9.290	398.45	531	71.5
501 - 520	245	41,648,059	6.28	169,992	9.350	396.33	512	69.3
500 or Less	9	993,237	0.15	110,360	10.312	373.54	500	71.4
Total	3,378	663,151,868	100.00

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	2,433	490,255,155	73.93	201,502	8.598	382.78	609	78.6
A-	273	56,352,529	8.50	206,420	8.627	388.06	572	74.2
B	384	70,060,215	10.56	182,448	8.738	398.89	567	73.2
C	253	41,395,229	6.24	163,618	8.973	395.78	554	68.6
C-	23	3,543,258	0.53	154,055	8.493	412.45	543	63.1
D	12	1,545,481	0.23	128,790	8.131	396.55	545	57.8
Total	3,378	663,151,868	100.00

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	1,111	202,834,621	30.59	182,569	9.130	376.04	600	77.9
12	193	56,958,857	8.59	295,124	8.272	383.60	617	74.2
24	1,192	240,005,802	36.19	201,347	8.760	396.37	587	78.7
36	357	67,792,356	10.22	189,895	8.063	378.67	605	72.4
60	525	95,560,232	14.41	182,019	7.908	387.23	601	74.8
Total	3,378	663,151,868	100.00

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	6	21	5,512,440	1.32	262,497	7.668	360.00	575	80.2
7 - 12	10	6	673,954	0.16	112,326	8.475	345.61	635	81.0
13 - 18	16	11	2,406,027	0.58	218,730	8.539	349.58	597	82.3
19 - 24	24	1,740	359,300,626	85.94	206,495	9.029	392.34	589	78.9
25 - 31	29	3	409,412	0.10	136,471	8.516	423.99	708	86.8
32 - 37	35	87	17,255,597	4.13	198,340	8.080	374.90	611	75.7
38 or Greater	74	121	32,520,320	7.78	268,763	6.834	367.13	702	78.6
Total		1,989	418,078,377	100.00

Gross Margins for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
2.001 - 3.000	89	25,689,910	6.14	288,651	6.456	363.32	732	80.3
3.001 - 4.000	12	2,153,168	0.52	179,431	8.707	372.37	598	81.1
4.001 - 5.000	58	11,030,266	2.64	190,177	8.647	390.08	587	73.7
5.001 - 6.000	215	42,134,692	10.08	195,975	8.592	384.66	590	75.8
6.001 - 7.000	1,362	283,974,976	67.92	208,499	9.002	392.42	591	79.5
7.001 - 8.000	234	49,593,941	11.86	211,940	8.981	388.00	586	77.0
8.001 - 9.000	15	2,642,240	0.63	176,149	9.103	368.17	586	81.1
9.001 - 10.000	3	796,000	0.19	265,333	11.545	359.44	596	79.3
10.001 - 11.000	1	63,183	0.02	63,183	12.250	359.00	641	80.0
Total	1,989	418,078,377	100.00
____________
(1) The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 6.299%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
9.001 - 10.000	1	313,900	0.08	313,900	4.750	360.00	783	80.0
10.001 - 10.500	1	200,000	0.05	200,000	5.375	358.00	701	80.0
10.501 - 11.000	16	4,539,989	1.09	283,749	5.823	359.67	746	81.8
11.001 - 11.500	25	8,496,994	2.03	339,880	5.939	358.88	734	80.0
11.501 - 12.000	18	5,865,878	1.40	325,882	6.492	370.07	728	79.1
12.001 - 12.500	19	4,698,963	1.12	247,314	6.671	388.51	669	71.3
12.501 - 13.000	43	11,976,579	2.86	278,525	6.561	390.84	643	71.0
13.001 - 13.500	62	16,999,445	4.07	274,185	6.789	400.25	612	74.5
13.501 - 14.000	106	29,029,970	6.94	273,868	7.123	389.05	602	73.0
14.001 - 14.500	142	33,336,195	7.97	234,762	7.510	405.46	583	73.5
14.501 - 15.000	221	49,125,388	11.75	222,287	7.968	394.82	592	74.9
15.001 - 15.500	188	43,455,079	10.39	231,144	8.387	395.97	596	78.7
15.501 - 16.000	229	45,796,909	10.95	199,987	8.898	397.88	582	77.4
16.001 - 16.500	171	33,925,601	8.11	198,395	9.390	384.39	586	80.1
16.501 - 17.000	220	42,259,370	10.11	192,088	9.796	385.42	586	82.2
17.001 - 17.500	112	21,673,370	5.18	193,512	10.309	386.59	595	83.5
17.501 - 18.000	138	24,985,291	5.98	181,053	10.811	373.99	580	85.4
18.001 - 18.500	102	15,778,431	3.77	154,690	11.348	379.55	592	87.0
18.501 - 19.000	100	16,006,703	3.83	160,067	11.767	372.92	574	85.4
19.001 - 19.500	41	5,973,145	1.43	145,686	12.277	380.71	573	86.6
Greater than 19.500	34	3,641,176	0.87	107,093	13.023	368.85	594	86.4
Total	1,989	418,078,377	100.00
____________
(1) The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 15.587%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	23	5,807,340	1.39	252,493	7.875	360.00	580	81.0
1.500	1,565	319,836,136	76.50	204,368	9.102	392.79	590	79.8
2.000	7	1,284,532	0.31	183,505	6.220	358.60	743	80.4
3.000	314	67,206,450	16.08	214,033	8.331	383.81	590	72.9
5.000	57	17,368,283	4.15	304,707	6.531	361.89	739	80.4
6.000	23	6,575,636	1.57	285,897	6.005	357.29	729	79.1
Total	1,989	418,078,377	100.00
____________
(1) The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.952%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	286	62,646,221	14.98	219,043	8.240	382.38	589	73.1
1.500	1,616	330,311,603	79.01	204,401	9.084	392.35	590	79.7
2.000	87	25,120,553	6.01	288,742	6.401	360.55	735	80.0
Total	1,989	418,078,377	100.00
____________
(1) The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.455%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
2.001 - 3.000	81	24,262,053	5.80	299,532	6.363	360.65	737	80.2
3.001 - 4.000	2	391,996	0.09	195,998	6.281	358.00	723	83.3
4.001 - 5.000	2	514,500	0.12	257,250	6.984	411.43	610	72.4
5.001 - 6.000	20	6,256,186	1.50	312,809	5.821	413.10	618	72.9
6.001 - 7.000	127	35,955,133	8.60	283,111	6.701	395.53	604	71.7
7.001 - 8.000	357	84,752,213	20.27	237,401	7.635	398.84	594	74.3
8.001 - 9.000	444	94,836,240	22.68	213,595	8.573	397.47	589	77.8
9.001 - 10.000	412	79,660,396	19.05	193,350	9.579	384.67	584	80.4
Greater than 10.000	544	91,449,661	21.87	168,106	11.118	377.92	585	85.2
Total	1,989	418,078,377	100.00
____________
(1) The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 8.551%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
December 2007	21	5,512,440	1.32	262,497	7.668	360.00	575	80.2
January 2008	1	148,798	0.04	148,798	6.125	343.00	741	80.0
March 2008	1	52,483	0.01	52,483	8.500	345.00	581	65.0
April 2008	3	355,473	0.09	118,491	9.233	346.00	615	84.1
June 2008	2	401,865	0.10	200,932	8.707	340.21	542	83.5
August 2008	1	132,533	0.03	132,533	6.950	338.00	652	80.0
September 2008	1	220,400	0.05	220,400	7.875	351.00	614	80.0
October 2008	4	1,029,763	0.25	257,441	9.114	351.14	604	91.0
November 2008	1	79,633	0.02	79,633	9.750	353.00	549	85.0
December 2008	3	659,033	0.16	219,678	8.042	354.00	606	68.2
January 2009	6	1,476,336	0.35	246,056	8.067	370.70	619	86.5
February 2009	3	604,819	0.14	201,606	8.131	356.23	599	81.9
March 2009	13	2,786,341	0.67	214,334	8.066	365.16	647	84.3
April 2009	24	5,064,712	1.21	211,030	8.862	374.41	571	73.8
May 2009	203	42,781,498	10.23	210,746	8.773	384.26	591	76.3
June 2009	1490	306,280,920	73.26	205,558	9.083	394.22	588	79.2
July 2009	1	306,000	0.07	306,000	8.350	360.00	602	69.5
September 2009	1	118,632	0.03	118,632	7.875	351.00	591	78.9
October 2009	1	50,181	0.01	50,181	9.150	352.00	742	90.0
January 2010	1	240,600	0.06	240,600	8.700	475.00	758	90.0
February 2010	4	888,049	0.21	222,012	7.684	356.00	670	85.3
March 2010	5	1,234,538	0.30	246,908	7.936	357.00	577	79.5
April 2010	9	1,863,285	0.45	207,032	7.835	358.00	606	81.0
May 2010	11	2,262,380	0.54	205,671	7.286	371.46	665	78.2
June 2010	57	10,876,306	2.60	190,812	8.355	382.26	598	73.1
July 2010	1	131,040	0.03	131,040	6.500	360.00	795	80.0
January 2011	1	206,213	0.05	206,213	5.875	343.00	641	52.5
March 2012	3	678,376	0.16	226,125	6.750	357.00	712	80.0
April 2012	23	6,851,874	1.64	297,908	5.927	363.60	734	80.8
May 2012	8	2,241,132	0.54	280,142	7.295	365.69	681	77.6
June 2012	57	12,686,296	3.03	222,567	7.393	375.85	668	76.6
July 2012	1	436,885	0.10	436,885	5.625	360.00	701	80.0
April 2014	1	452,472	0.11	452,472	6.000	358.00	768	80.0
June 2014	7	1,783,392	0.43	254,770	6.382	360.00	722	81.6
July 2014	1	212,288	0.05	212,288	6.250	360.00	722	80.0
June 2017	17	6,071,392	1.45	357,141	6.739	360.00	727	80.0
July 2017	2	900,000	0.22	450,000	7.691	360.00	739	80.0
Total	1,989	418,078,377	100.00
____________
(1) The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is September 2009.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	3,033	560,454,602	84.51	184,786	8.798	390.76	586	76.2
60	255	75,577,806	11.40	296,384	8.174	359.65	634	80.7
120	90	27,119,460	4.09	301,327	6.599	359.29	722	80.3
Total	3,378	663,151,868	100.00